UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

WAYFAIR INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2024 Proxy Statement and Notice of Annual Meeting of Stockholders

WILLIAM MORRIS

WAYFAIR INC.
4 COPLEY PLACE, BOSTON, MA 02116
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2024
To our Stockholders:
We are pleased to invite you to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”), of Wayfair Inc., a Delaware corporation, will be held on Tuesday, May 14, 2024 at 10:00 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting, conducted via live audio webcast, through which you can submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/wayfair2024 and entering your 16-digit control number (included on the Notice Regarding the Availability of Proxy Materials mailed to you).

As more fully described in the accompanying proxy statement, the purpose of the Annual Meeting will be the following:
1.to elect the eight (8) nominees identified in the accompanying proxy statement to serve as directors for a one-year term (Proposal No. 1);
2.to ratify the selection by the audit committee of our board of directors (the “Board”) of Ernst & Young LLP as the independent registered public accounting firm of Wayfair for its fiscal year ending December 31, 2024 (Proposal No. 2); and
3.to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Our Board has fixed the close of business on March 18, 2024 as the record date (the “Record Date”) for the Annual Meeting. Only stockholders who owned our Class A common stock or Class B common stock at the close of business on the Record Date can vote at the Annual Meeting or any adjournments or postponements that take place.
Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders to Be Held on Tuesday, May 14, 2024. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our annual meeting and our annual report to stockholders over the Internet. The Notice provides instructions on how to vote and how to receive a copy of our proxy materials and annual report by mail or e-mail. The Notice, our proxy statement and our annual report to stockholders can be accessed directly at the following Internet address: www.virtualshareholdermeeting.com/wayfair2024, using the control number located on the Notice or, if you requested to receive a printed copy of the proxy materials, your accompanying proxy card.
Your vote is very important. Whether or not you plan to attend the virtual Annual Meeting, we encourage you to read our proxy materials and submit your proxy or voting instructions as soon as possible over the Internet, by telephone or mobile device or by phone.

By Order of the Board of Directors,

Boston, Massachusetts	Enrique Colbert
March 29, 2024	General Counsel and Secretary

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Cautionary Note Regarding Forward-Looking Statements
Certain of the statements contained in this proxy statement are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that do not relate strictly to historical or current facts are forward-looking and are usually identified by the use of words such as “may,” “will,” “should,” “would,” “aim,” “expects,” “plans,” “anticipates,” “continues,” “could,” “intends,” “goals,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Without limiting the generality of the foregoing, forward-looking statements contained in this proxy statement include expectations of future stock price performance as it relates to our compensation programs, our ability to successfully implement and execute our environmental, social and governance (“ESG”) initiatives and goals, and whether we are able to achieve the anticipated results of such initiatives and goals.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or if known or unknown risks or uncertainties materialize, actual results could vary materially from Wayfair’s expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. Factors that could cause or contribute to differences in our future results include, without limitation, the following: (i) adverse macroeconomic conditions, including higher interest rates, inflation, slower growth or the potential for recession, disruptions in the global supply chain and other conditions affecting the retail environment for products we sell, and other matters that influence consumer spending and preferences; (ii) our ability to manage our growth and the impacts of our internal restructuring and workforce reduction; (iii) our ability to acquire and retain customers in a cost-effective manner; (iv) our ability to increase our net revenue per active customer; (v) our ability to build and maintain strong brands; (vi) our ability to manage our growth and expansion initiatives; (vii) our ability to expand our business and compete successfully; (viii) disruptions, capacity constraints or inefficiencies in our information systems network, or any potential cybersecurity incident; (ix) geopolitical events, natural disasters, public health emergencies, civil disturbances and terrorist attacks; and (x) developments in, and the outcome of, legal and regulatory proceedings and investigations to which we are a party or are subject, and the liabilities, obligations and expenses, if any, that we may incur in connection therewith.
A further list and description of risks, uncertainties and other factors that could cause or contribute to differences in our future results include the cautionary statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Form 10-K”) and in our other filings with the Securities and Exchange Commission (“SEC”). We qualify all of our forward-looking statements by these cautionary statements.
Any forward-looking statement speaks only as of the date on which such statement is made, and except as required by law, Wayfair does not intend to correct or update any forward-looking statements, whether as a result of new information, future events, or otherwise.
Websites and Other Information
Website addresses referenced in this proxy statement, including Wayfair.com, aboutwayfair.com and our other affiliated sites are inactive textual references only, and the content on the referenced websites specifically does not constitute a part of this proxy statement and is not incorporated by reference herein.
Unless the context otherwise requires, references to “Wayfair,” “the company,” “we,” “us,” and “our” refer to Wayfair Inc.

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WAYFAIR INC.
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
to be held on Tuesday, May 14, 2024 at 10:00 a.m. Eastern Time

The information provided in the “question and answer” format is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
Why am I receiving these materials?
We are providing this proxy statement and form of proxy to you on the Internet or, upon your request, by mail, in connection with the solicitation of proxies by our board of directors (“Board”) for use at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on Tuesday, May 14, 2024 at 10:00 a.m. Eastern Time and at any adjournments or postponement of the Annual Meeting.
As a stockholder, you are invited to virtually attend the Annual Meeting. The Board is soliciting your proxy in order to provide you with an opportunity to vote on all matters to be presented at the Annual Meeting, whether or not you attend virtually.
How can I access the proxy materials over the Internet?
We are providing access to our proxy materials over the Internet. Accordingly, on or about March 29, 2024, we are mailing to our record and beneficial stockholders as of the close of business on March 18, 2024 (the “Record Date”) a Notice of Internet Availability of Proxy Materials (the “Notice”), which contains instructions on how to access our proxy materials over the Internet and vote online. If you received a Notice, you will not receive a printed copy of our proxy materials by mail unless you request one.
An electronic copy of the proxy statement and the 2023 Annual Report are available at www.proxyvote.com.
How can I request a paper or email copy of the proxy materials?
If you want to receive a paper or e-mail copy of the proxy materials for the Annual Meeting, you should follow the instructions for requesting these materials that are included in the Notice. There is no charge for requesting a copy.
Please make the request on or before April 30, 2024 to facilitate timely delivery.
How can I attend the Annual Meeting?
We will be hosting the Annual Meeting via live audio webcast on the Internet. You will not be able to attend the meeting in person. Any stockholder can listen to the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/wayfair2024. The webcast will start at 10:00 a.m. Eastern Time on May 14, 2024. Stockholders may vote and submit questions while connected to the Annual Meeting on the Internet. In order to do so, you will need the 16-digit control number included on the Notice mailed to you.
We encourage you to log in to the website and access the webcast approximately 15 minutes before the Annual Meeting start time. If you encounter difficulties accessing the Annual Meeting, please call the technical support number that will be posted on the registration page for the Annual Meeting website.

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Who can vote at the Annual Meeting?
Only holders of record of our Class A common stock and Class B common stock on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on March 18, 2024, we had 94,737,000 shares of Class A common stock and 25,691,295 shares of Class B common stock outstanding and entitled to vote. Holders of our Class A common stock are entitled to one vote for each share held as of the Record Date. Holders of our Class B common stock are entitled to ten votes for each share held as of the Record Date. Holders of our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement.
What am I being asked to vote on?
You are being asked to vote on two (2) proposals:
•Proposal No. 1—the election of eight (8) directors to hold office until our 2025 Annual Meeting of Stockholders; and
•Proposal No. 2—the ratification of the selection by the audit committee of our Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.
How do I vote?
Stockholders of Record (Shares Registered in Your Name)
If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods below to ensure your vote is counted. To vote by any of these methods, read this proxy statement, have your Notice, proxy card, or voting instruction form in hand, and follow the instructions below for your preferred method of voting.

By internet	By phone	By mail	By scanning
Before the Annual Meeting - go to www.proxyvote.com During the Annual Meeting - go to www.virtualshareholdermeeting.com/wayfair2024	From the United States, U.S. territories and Canada: call 1-800-690-6903. The deadline to vote by phone is 11:59 p.m. Eastern Time on May 13, 2024.	If you received a paper copy of the proxy materials by mail, mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope.	Scan the QR code using your mobile device to vote via the ProxyVote app.
Beneficial Owner (Shares Registered in the Name of Broker, Bank or Other Nominee)
If, on the Record Date, your shares were held in an account at a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice or these proxy materials are being forwarded to you by that organization. If you hold your shares in “street name,” you may view our proxy materials at www.proxyvote.com and may vote by completing and signing the voting instruction form that the broker, bank or other nominee will provide to you, or by using telephone or Internet voting arrangements described on the voting instruction form or other materials that the broker, bank or other nominee will provide to you.

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What does it mean if I receive more than one proxy card or voting instruction form?
It means that you have multiple accounts with our transfer agent and/or brokers, banks or other nominees. Please vote all of your shares. We recommend that you consolidate as many accounts as possible under the same name and address. For assistance consolidating accounts where you are the stockholder of record, you may contact our transfer agent, Computershare, at 1.800.522.6645.
Who counts the votes?
Broadridge Investor Communication Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes. If you are a stockholder of record, your executed proxy card is returned directly to Broadridge for tabulation.
Will my shares be voted if I do not provide my proxy?
If you are a registered stockholder and do not provide a proxy, in order to vote your shares, you must do so over the Internet or by telephone or mail prior to the meeting or by virtually attending the Annual Meeting and voting online during the meeting.
If you are a beneficial owner of shares and do not provide the broker, bank or other nominee holding such shares with specific voting instructions, under the rules of the New York Stock Exchange (the “NYSE”), your broker, bank or other nominee may generally vote on “routine” matters, but cannot vote on “non-routine” matters. Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine.” The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024 (Proposal No. 2) is considered routine under NYSE rules. A broker, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2. The election of directors (Proposal No. 1), is considered non-routine under NYSE rules. A broker, bank or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal No. 1.
If your broker, bank or other nominee does not receive your instructions on how to vote your shares on Proposal No. 1, the broker, bank or other nominee will inform Wayfair it does not have the beneficial owner’s authority to vote on Proposal No. 1. In such event, the broker, bank or other nominee can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on Proposal No. 1.
Accordingly, if you own shares through a broker, bank or other nominee, please be sure to instruct your nominee how to vote to ensure that your vote is counted on Proposal No. 1.
How many votes are needed to approve each proposal and how are the votes counted?
The company is incorporated in the State of Delaware and our shares are listed on the NYSE. As a result, the Delaware General Corporation Law and the NYSE listing standards govern the voting standards applicable to actions taken by our stockholders.
Please see the below chart for a summary of the required votes, as well as the impacts of abstentions and broker non-votes, for the proposals set forth on the proxy card:

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Proposal		Board voting recommendation	Voting approval standard	Effect of abstention	Effect of Broker non-votes
No. 1	Election of Directors	☑ FOR	Plurality of the votes cast(1)	No effect. Only votes “For” will affect the outcome of this proposal	No effect
No. 2	Ratification of Selection of Independent Registered Public Accounting Firm for Fiscal 2024	☑ FOR	Majority of the votes cast(2)	No effect. Only votes “For” will affect the outcome of this proposal	No effect(3)
(1) Under our bylaws, the eight (8) nominees who receive the most “FOR” votes will be elected to the Board. You may vote “FOR” or “ABSTAIN” on each of the nominees.
(2) Under our bylaws, in order for Proposal No. 2 to be approved, holders of a majority of the votes properly cast at the Annual Meeting must vote “FOR” Proposal No. 2.
(3) Proposal No. 2 is considered a routine item, so brokers will have the discretion to vote uninstructed shares on behalf of beneficial owners. Therefore, broker non-votes are not expected to exist for this proposal, although a broker may otherwise fail to submit a vote. Failures by brokers to vote will not affect the results of the vote on this proposal.
How many votes do I have?
On each matter to be voted upon, you have one (1) vote for each share of Class A common stock you own as of the Record Date and ten (10) votes for each share of Class B common stock you own as of the Record Date.
What if I return a proxy card but do not make specific choices?
If we receive a proxy instruction from you over the Internet, by telephone or mobile device, or by mail that does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the eight (8) nominees for director, and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your designated proxy, if any, will vote your shares using his or her best judgment.
Can I submit a question?
Yes. Stockholders who attend the Annual Meeting and log in as a stockholder using their 16-digit control number (as described above) will have an opportunity to submit questions in writing during the meeting. Stockholder questions or comments are welcome, but we will only answer questions pertinent to matters discussed at the Annual Meeting, subject to time constraints. We will not address questions that do not conform with the Annual Meeting Rules of Conduct. Substantially similar questions may be grouped together. We will limit each stockholder to one (1) question to allow us to answer questions from as many stockholders as possible. The Rules of Conduct may be found by accessing the meeting website at www.virtualshareholdermeeting.com/wayfair2024.

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Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors, officers, and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors, officers, and employees will not be paid any additional compensation for soliciting proxies. Brokers, banks, or other nominees will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.
May I change my vote or revoke my proxy after submitting my proxy?
Yes. You may change your vote or revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may change your vote or revoke your proxy before the polls are closed at the Annual Meeting in any one of three ways:
•You may submit another properly completed proxy card or vote over the Internet, by telephone or mobile device, or by mail on a date later than the prior proxy.
•You may send a written notice that you are revoking your proxy to us at Wayfair Inc., 4 Copley Place, Boston, MA 02116, Attention: Secretary.
•You may attend the Annual Meeting via the Internet and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank, or other nominee, your ability to change your vote or revoke your proxy depends on the voting procedures of such broker, bank, or other nominee. Please follow the instructions provided by them.
When are stockholder proposals for inclusion in our proxy statement due for the 2025 Annual Meeting of Stockholders?
If you are interested in submitting a proposal for potential inclusion in the proxy statement for our 2025 Annual Meeting of Stockholders, you must follow the procedures outlined in Rule 14a-8 of the Exchange Act. To be eligible for inclusion in the proxy statement, we must receive your stockholder proposal at the address noted below no later than 5:30 p.m., Eastern Time, on November 29, 2024. However, if the 2025 Annual Meeting of Stockholders is held before April 14, 2025 or after June 13, 2025, then we must receive your stockholder proposal at the address noted below by a reasonable time before we begin to print and mail our proxy materials for the 2025 Annual Meeting of Stockholders. Failure to deliver a proposal by these means may result in it not being deemed timely received.
Any proposals submitted pursuant to Rule 14a-8 under the Exchange Act should be sent to us at Wayfair Inc., 4 Copley Place, Boston, MA 02116, Attention: Secretary.
When are other stockholder proposals and nominations for directors by our stockholders due for the 2025 Annual Meeting of Stockholders?
If you wish to (i) present a proposal, but do not wish to have the proposal considered for inclusion in our proxy materials pursuant to Rule 14a-8, or (ii) nominate a person for election as a director at the 2025 Annual Meeting of Stockholders, you must give advance written notice at the address noted below in accordance with the provisions set forth in Sections 2.4 and 2.5 of our bylaws, respectively.
We must receive this required notice by February 13, 2025, but no sooner than January 14, 2025. However, if our 2025 Annual Meeting of Stockholders is held before April 14, 2025 or after July 13, 2025, then we must receive the required notice of a proposal or proposed director candidate no earlier than the 120th day prior to the 2025 Annual Meeting and no later than the close of business on the later of (1) the 90th day prior to the 2025 Annual Meeting of Stockholders and (2) the 10th day following the date on which public disclosure was made of the date of the 2025 Annual Meeting of Stockholders. Such notice must include the information set forth in our bylaws and comply with the procedures in our bylaws. In addition to complying with the foregoing requirements, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must comply with the additional requirements of Exchange Act Rule 14a-19. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

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Any proposals submitted outside of Rule 14a-8 under the Exchange Act should be sent to us at Wayfair Inc., 4 Copley Place, Boston, MA 02116, Attention: Secretary.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid annual meeting of stockholders. On the Record Date, there were 94,737,000 shares of Class A common stock and 25,691,295 shares of Class B common stock outstanding and entitled to vote. A quorum will be present if stockholders holding a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote are present at the Annual Meeting or represented by proxy.
Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting via the Internet. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the shares entitled to vote at the Annual Meeting and present or represented by proxy, may adjourn the Annual Meeting to another time or place.
How can I find out the results of the voting at the Annual Meeting?
We will announce the voting results of the Annual Meeting by the filing a Current Report on Form 8-K with the SEC within four (4) business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four (4) business days of the day the final results are available.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS
Our Board is currently composed of nine (9) members. Mr. Choe is not standing for re-election and his term will expire at our Annual Meeting. Following the Annual Meeting, our Board will consist of eight (8) members, and a vacancy. The nominating and corporate governance committee of the Board has initiated a search to identify a new independent director that satisfies the Board membership criteria set forth in our Corporate Governance Guidelines. The vacancy will be filled after the nominating and corporate governance committee makes its recommendation to the Board and the Board appoints a new director. The Board thanks Mr. Choe for his service.
The individuals below, except for Mr. Choe, have been nominated to serve as directors and have each agreed to stand for re-election. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each director elected will hold office from the date of their election by the stockholders until the subsequent annual meeting of stockholders or until their successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.
In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.
The following table sets forth our current directors, all of whom, except for Mr. Choe, are currently standing for re-election, and for each, their age, the year in which they first became a director and positions with us as of the Record Date:

Name	Age	Director Since	Position(s)
Niraj Shah	50	2002	Co-Founder, Chief Executive Officer and President, Director (Co-Chairman)
Steven Conine	51	2002	Co-Founder, Director (Co-Chairman)
Michael Choe	52	2020	Director
Andrea Jung	65	2018	Director
Jeremy King	55	2021	Director
Michael Kumin	51	2011	Lead Independent Director
Jeffrey Naylor	65	2018	Director
Anke Schäferkordt	61	2019	Director
Michael E. Sneed	64	2020	Director
Set forth below is biographical information for each nominee. Each nominee has extensive experience, education, attributes and skills that qualify him or her to serve as an effective Board member.

BOARD RECOMMENDATION
☑	THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Nomination to the Board
Unless the Board determines that vacancies on the Board (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and, except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Candidates for nomination to our Board are selected by our Board based on the recommendation of the nominating and corporate governance committee in accordance with our Corporate Governance Guidelines, which are available on our Investor Relations (“IR”) site under the link for “Governance.” These qualifications include highest personal and professional ethics, integrity, and values. Additional criteria may also include the candidate’s ability to make independent judgments, a general understanding of our business, service on other boards, professional background, education and diversity, as well as personal skills and knowledge with respect to technology, retail, finance, accounting, leadership, and any other areas. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board is set forth above under the section herein titled “QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING”, “When are other stockholder proposals and nominations for directors by our stockholders due for the 2025 Annual Meeting of Stockholders?”
You can find more detailed information on our process for selecting Board members and our criteria for Board nominees in our Corporate Governance Guidelines, which are available on our IR site under the link for “Governance.”
Director Qualifications; Diversity
With the goal of developing a diverse, experienced, and highly qualified Board, the nominating and corporate governance committee is responsible for developing and recommending to our Board the desired qualifications, expertise, and characteristics of members of our Board, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our Board and any specific qualities or skills that the committee believes are necessary for one or more of the members of our Board. Although our Board does not establish specific goals with respect to diversity, we value diversity on a company-wide basis and through the nomination process seek to achieve a mix of board members that represent a diversity of background and experience, including with respect to age, gender, race, ethnicity, and occupation.
Our Board of Directors
Our Board is currently comprised of nine (9) members, and following the conclusion of the Annual Meeting, it is expected that our Board will be comprised of eight (8) members until such time as that vacancy is filled. The eight (8) directors nominated for election have diverse backgrounds, experiences and skills, including those set forth below. If a skill or experience listed below does not include all eight (8) nominees, it does not signify a director’s lack of ability to contribute in such area. All of our directors bring experience in senior leadership roles and corporate governance experience to our boardroom. The charts below summarize certain self-identified demographic skill attributes of our current directors, to the extent disclosed to us, and their ages are as of the Record Date.

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Board Highlights
Independence			Tenure		Age

4	are nationally, ethnically and racially diverse*			2	are women*
*One director declined to disclose demographic background information.

	5	Public Company Board Service	8	Executive Leadership & Human Capital Management	4	Finance & Accounting Experience

	5	Technology/Cyber Experience	8	Retail Experience	7	International Leadership

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Niraj Shah
Co-Founder and CEO
Director Since: 2002 ‖ Age: 50
Committees
•None
Other current public company boards
•None

Mr. Shah is our co‑founder and has served as our Chief Executive Officer and a member of our Board since 2002. Prior to co-founding Wayfair, Mr. Shah served as Chief Executive Officer for Simplify Mobile Corporation, an enterprise software company he co‑founded in 2001, and Entrepreneur‑in‑Residence at Greylock Partners, a venture capital firm, in 2001. Mr. Shah served in various roles at iXL Enterprises, Inc., including as Chief Operating Officer and a director, from 1998 to 2000, and as Chief Executive Officer of Spinners Incorporated, an IT consulting company he co‑founded, from 1995 to 1998. Mr. Shah received a B.S. from Cornell University. We believe Mr. Shah is qualified to serve on our Board due to the leadership and operational experience he brings as our Chief Executive Officer, as well as the vision and continuity he brings as our co‑founder.

Steven Conine
Co-Founder
Director Since: 2002 ‖ Age: 51
Committees
•None
Other current public company boards
•CarGurus Inc. (NASDAQ: CARG)

Mr. Conine is our co‑founder and has served as a member of our Board since 2002. He previously served as our Chief Technology Officer from 2002 until 2015. Prior to co-founding Wayfair, Mr. Conine served as Chief Technology Officer for Simplify Mobile Corporation, an enterprise software company he co‑founded in 2001, Chief Operating Officer for the London office of iXL Enterprises, Inc. from 1999 to 2000, and Chief Technology Officer of Spinners Incorporated, an IT consulting company he co‑founded, from 1995 to 1998. Mr. Conine has served on the board of directors of CarGurus, Inc. since June 2018. Mr. Conine received a B.S. from Cornell University. We believe Mr. Conine is qualified to serve on our Board due to the technological and operational experience he brings as a long-time executive at Wayfair, as well as the vision and continuity he brings as our co‑founder.

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Andrea Jung
Independent Director
Director Since: 2018 ‖ Age: 65
Committees
•Compensation
•Nominating & Corporate Governance
Other current public company boards
•Apple Inc. (NASDAQ: AAPL)
•Unilever PLC (NYSE: UL)

Andrea Jung has served as a member of our Board since May 2018. Ms. Jung has served as the President and Chief Executive Officer of Grameen America LLC, a nonprofit microfinance organization, since April 2014, where she also serves on the board of directors. Ms. Jung previously served as Executive Chairman of Avon Products, Inc., a personal care products company, from April 2012 to December 2012, and as Chairman of the board of directors of Avon from September 2001 to April 2012. Ms. Jung served as Chief Executive Officer of Avon from November 1999 to April 2012, and served as a member of the board of directors of Avon from January 1998 to December 2012. Ms. Jung has served on the board of directors of Apple Inc. since January 2008 and Unilever PLC and Unilever N.V. since May 2018, and previously served on the boards of General Electric Company from July 1998 to March 2018 and Daimler AG from April 2013 to April 2018. Ms. Jung is a graduate of Princeton University. We believe Ms. Jung is qualified to serve on our Board due to her board and executive-level experience in retail, technology and other businesses.

Jeremy King
Independent Director
Director Since: 2021 ‖ Age: 55
Committees
•Audit
•Nominating & Corporate Governance
Other current public company boards
•None

Mr. King has served as a member of our Board since August 2021. Mr. King currently serves as Chief Technology Officer of Pinterest, previously titled Senior Vice President and Head of Engineering of Pinterest from 2019 to 2023. Mr. King previously served as a senior executive of Walmart from 2011 to 2019, including as Executive Vice President and Chief Technology Officer, Walmart US and E-commerce from 2017 to 2019 and Chief Technology Officer and Senior Vice President, WalmartLabs from 2011 to 2017. Prior to joining Walmart, Mr. King served as Executive Vice President, Technology of LiveOps from 2008 to 2011 and as Vice President Software Development and Engineering of eBay from 2001 to 2008. Mr. King serves on the board of a private company. Mr. King holds a B.S. from San Jose State University. We believe Mr. King is qualified to serve on our Board due to his executive-level experience in the e-commerce and technology industries.

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Michael Kumin
Lead Independent Director
Director Since: 2011 ‖ Age: 51
Committees
•Compensation
•Nominating & Corporate Governance
Other current public company boards
•None

Mr. Kumin has served as a member of our Board since June 2011. Mr. Kumin has worked as an investment professional at Great Hill Partners, a private equity investment firm, since 2002 where he currently serves as a Managing Director. Mr. Kumin previously served on the board of directors of The RealReal, Inc. from May 2017 to August 2021 and Yoga Works, Inc. from July 2014 to October 2020. Mr. Kumin currently serves on the boards of several private companies. Mr. Kumin earned a B.A. in Public Policy and International Affairs at Princeton University. We believe Mr. Kumin is qualified to serve on our Board due to his experience in the e‑commerce industry as a private equity investor and his service on the board of directors of other retail and technology companies.

Jeffrey Naylor
Independent Director
Director Since: 2018 ‖ Age: 65
Committees
•Audit
Other current public company boards
•Dollar Tree Inc. (NASDAQ: DLTR)
•Synchrony Financial (NYSE: SYF)

Mr. Naylor has served as a member of our Board since January 2018. Mr. Naylor previously served as a senior executive with The TJX Companies, Inc., including as Chief Financial Officer from 2004 to 2006; as Chief Financial and Administrative Officer from 2006 to 2007; as Chief Administrative and Business Development Officer from 2007 to 2009; as Chief Financial and Administrative Officer from February 2009 to January 2012; as Chief Administrative Officer from January 2012 to February 2013; and as Senior Corporate Advisor from February 2013 to April 2014. Prior to joining TJX, Mr. Naylor served as Chief Financial Officer of Big Lots, Inc. from 2001 to 2004 and Chief Financial and Administrative Officer of Dade Behring, Inc. from 2000 to 2001. He is also the Managing Director of his consulting firm, Topaz Consulting, LLC, which he founded in April 2014. Mr. Naylor has served on the board of directors of Synchrony Financial since July 2014 and Dollar Tree, Inc. since March 2018. Mr. Naylor previously served on the board of Emerald Expositions from September 2013 to May 2021. Mr. Naylor received a B.A. from Northwestern University and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University. We believe Mr. Naylor is qualified to serve on our Board due to his board, financial and executive-level experience both in retail and in other businesses.

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Anke Schäferkordt
Independent Director
Director Since: 2019 ‖ Age: 61
Committees
•Audit
Other current public company boards
•Bayerische Motoren Werke Aktiengesellschaft (OTCMKTS: BMW.DE)

Ms. Schäferkordt has served as a member of our Board since September 2019. Ms. Schäferkordt previously served as the Chief Executive Officer of RTL Television and Mediengruppe RTL Deutschland GmbH from 2005 to 2018 and the Co-Chief Executive Officer of RTL Group S.A. from 2012 to 2017. Ms. Schäferkordt was a member of the Executive Board of Bertelsmann SE & Co. KGaA from 2012 to 2018, a member of the BASF SE Supervisory Board from 2010 to 2022 and is currently a member of the BMW AG Supervisory Board. Ms. Schäferkordt is a graduate of Paderborn University. We believe Ms. Schäferkordt is qualified to serve on our Board due to her board and executive-level experience in media and international businesses.

Michael E. Sneed
Independent Director
Director Since: 2020 ‖ Age: 64
Committees
•Compensation
Other current public company boards
•Kenvue Inc. (NYSE: KVUE)

Mr. Sneed has served as a member of our Board since November 2020. Mr. Sneed served as Executive Vice President, Global Corporate Affairs and Chief Communications Officer at Johnson & Johnson from July 2018 to April 2022 where he led the company's global marketing, communication, design and philanthropy functions. Mr. Sneed originally joined Johnson & Johnson in 1983 and held multiple leadership positions, including joining the Executive Committee in July 2018 and becoming the Vice President, Global Corporate Affairs and Chief Communications Officer in 2017, the Company Group Chairman, Vision Care Franchise in 2007 and the Company Group Chairman, Consumer North America in 2004. Mr. Sneed has served on the Board of Kenvue since 2023. He also serves on the boards of Thomas Jefferson University, the Robert Wood Johnson Foundation and WHYY, a public media organization serving Philadelphia, Pennsylvania and the surrounding region. Mr. Sneed holds a Master's degree from the Tuck School of Business at Dartmouth College and a B.A. from Macalester College. We believe Mr. Sneed is qualified to serve on our Board due to his executive-level experience in global technology and retail businesses.

Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics applies to our directors, officers and employees, as well as independent contractors, consultants and others who do business with Wayfair. The code provides guidance and outlines expectations on key areas including insider trading, conflicts of interest, reporting of illegal or unethical behavior, and environmental, health and safety matters. A copy of the code may be found on our IR site under the link for “Governance.” We intend to make all required disclosures regarding any amendments to, or waivers from, any provisions of the code at the same location on our website.

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Corporate Governance Guidelines
Our Corporate Governance Guidelines help to ensure that our Board has the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth practices with respect to Board composition and selection, Board meetings and involvement of senior management, succession planning, and Board committees and compensation. A copy of the Corporate Governance Guidelines may be found on our IR site under the link for “Governance.”
Anti-Hedging and Anti-Pledging Policies
Our Insider Trading Policy prohibits any officer, director, or employee from engaging in hedging transactions with respect to our equity securities. Similarly, officers, directors and employees are prohibited from holding our equity securities in a margin account or pledging securities as collateral for a loan, except that our compensation committee may permit the pledge of equity securities as collateral for a loan (not including margin debt) in limited circumstances if a person requests to do so and demonstrates the financial capacity to repay the loan. The compensation committee may approve or deny the request in its sole discretion. For the fiscal year ended December 31, 2023, no such requests were made by our named executive officers or members of our Board.
Independence of the Board
Our Board has determined that all of our directors that served in the past fiscal year, other than Messrs. Shah and Conine, qualify as “independent” directors in accordance with the rules and regulations of the NYSE. Each of Messrs. Shah and Conine is not considered independent because he is an employee of the company. In making its independence determinations, the Board considered, among other things, relevant transactions between the company and entities associated with the independent directors, as described under the heading “Certain Relationships and Related Party Transactions” in this proxy statement and determined that no director has a relationship with the company or any other relationship that would impair the director’s independence.
Further, the Board has determined that each member of each of the committees of the Board is independent in accordance with the rules and regulations of the NYSE and Rule 10a-3(b)(1) under the Exchange Act. There are no family relationships among any of our directors or executive officers.
Leadership Structure of the Board
Our Board is co-chaired by Niraj Shah, our Co-Founder and Chief Executive Officer, and Steven Conine, our Co-Founder. Mr. Kumin serves as our lead independent director, and presides over meetings of our independent directors, serves as a liaison between our co-chairmen of the Board and the independent directors and performs such additional duties as our Board may otherwise determine and delegate. Our bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of chairman of the Board and Chief Executive Officer and/or utilize a lead director in accordance with its determination that one or the other structure would be in the best interests of our company. Our Board has concluded that our existing leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make changes in the future as it deems appropriate.

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Role of Board in Risk Oversight Process
Risk assessment and oversight are an integral part of our governance and management processes. Our Board, as a whole and through its committees, has responsibility for overall risk management. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations.
The following are risk-related responsibilities and functions performed by our Board, its committees and management in accordance with our governance documents and internal risk management policies:
The Board of Directors
•Ultimate responsibility for risk oversight of the company, including, among other risks: cybersecurity; privacy; ESG; product and safety; legal and regulatory matters; compensation; and other critical evolving areas of risk.
•Assigns specific risk oversight duties to Board committees for more detailed consideration and evaluation, with each such committee regularly reporting to the Board on the risks that it oversees.
•Receives reports, briefings and presentations from senior management at regular Board meetings.
The Audit Committee
•Responsible for reviewing and discussing our policies with respect to risk assessment and risk management, which includes overseeing our major financial, privacy, security, cybersecurity, and technology risk exposures and the steps our management has taken to monitor and control these exposures, monitoring compliance with legal and regulatory requirements, overseeing the design and implementation of our internal audit function, and considering (and approving or disapproving) any related party transactions.
•Receives reports, briefings and presentations from senior management at quarterly audit committee meetings, including deep dives on a rotating basis into specific areas of risk and regular enterprise risk management updates.
The Compensation Committee
•Oversees and reviews compensation-related risks, including assessing and monitoring whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
•Reviews conflicts of interest involving advisors to the compensation committee.
The Nominating and Corporate Governance Committee
•Oversees and reviews governance-related risks, including assessing and monitoring the effectiveness of our corporate governance guidelines.
•Oversees our corporate responsibility and sustainability programs, including ESG-related strategy, initiatives and risks.
•Identifies, interviews and performs due diligence on potential board members, evaluates the independence of each director and director candidate and oversees the annual self-evaluations of the Board.
Management
•Identifies, mitigates and eliminates risks and develops risk controls related to significant business activities.
•Discusses strategic and operational risks at regular management meetings and standing 360 degree business review meetings across the organization.
•Conducts specific strategic planning and review sessions throughout the year that include a focused discussion and analysis of the risks facing the company.
•Reviews risks with the Board and the audit committee at regular meetings, with presentations that focus on particular business functions, operations or strategies, as well as the steps taken to mitigate or eliminate such risks.
Additional Information Regarding Cybersecurity Risk Oversight
While our Board is ultimately responsible for the risk oversight of the company, including cybersecurity and privacy risks, we view cybersecurity as a shared responsibility across the company. At the management level, our

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Head of Cybersecurity and our cybersecurity teams are primarily responsible for identifying, assessing, monitoring and managing our cybersecurity.
Our Board has delegated responsibility for oversight of cybersecurity risks to the audit committee. The audit committee oversees cybersecurity matters and regularly meets with members of management, including our Head of Cybersecurity, responsible for data privacy, technology and information security risks to discuss these risks, risk management activities, incident response plans, best practices, the effectiveness of our security measures and other related matters.
Please refer to Item 1C. Cybersecurity in Part I of our 2023 Form 10-K for additional information regarding cybersecurity matters.
Board Meetings and Committees
Our Board meets on a regular basis during the year. Our Board met four (4) times in 2023. Each of the incumbent directors attended 75% or more of the aggregate number of meetings of the Board and all committees of the Board on which he or she served during the period for which he or she was a director in 2023. We encourage all of our directors and nominees for director to attend our Annual Meeting; however, attendance is not mandatory. Last year, four (4) of our directors attended the Annual Meeting.
Our Board has established three (3) standing committees—audit, compensation, and nominating and corporate governance—each of which operates under a charter that has been approved by our Board and that satisfies the applicable standards of the SEC and the NYSE. The table below provides current committee composition as well as meeting information for the last year.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Independent
Niraj Shah
Steven Conine
Michael Choe(1)
Andrea Jung
Jeremy King
Michael Kumin
Jeffrey Naylor
Anke Schäferkordt
Michael E. Sneed
Total Meetings in 2023	4	3	1

Committee Chair
(1) Michael Choe served as a member of the Audit Committee through March 7, 2024.

The functions performed by these committees are set forth in more detail in their charters, which may be found on our IR site under the link for “Governance”, and are summarized below.
Audit Committee
Our audit committee oversees our corporate accounting and financial reporting process as well as our risk assessment and risk management policies. Among other matters, the audit committee:
•appoints and determines the compensation and retention of our independent registered public accounting firm;

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•evaluates the independent registered public accounting firm’s qualifications, independence and performance;
•determines the engagement of the independent registered public accounting firm;
•reviews and approves the scope of the annual audit and the audit fee;
•discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly and annual financial statements;
•approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;
•reviews our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;
•reviews annual reports from the independent registered public accounting firm regarding its internal quality control procedures;
•oversees the enterprise risk management function and discusses our policies with respect to risk assessment and risk management;
•provides oversight of our compliance with legal and regulatory requirements;
•reviews our critical accounting policies and estimates;
•provides oversight of our internal audit function;
•is responsible for investigating any reports received by our whistleblower portal or hotline; and
•reviews, at least annually, the audit committee charter and the committee’s performance.
Our Board has determined that each of our current committee members, Messrs. King and Naylor and Ms. Schäferkordt, is an independent director under NYSE rules and under Rule 10A-3 under the Exchange Act. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE. Our Board has determined that Mr. Naylor is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable NYSE rules and regulations. Prior to March 7, 2024, the members of our audit committee were Messrs. Choe and Naylor and Ms. Schäferkordt. On March 7, 2024, Mr. Choe resigned from the audit committee and Mr. King joined the audit committee.
Compensation Committee
The compensation committee’s responsibilities include:
•reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer, evaluating the performance of the Chief Executive Officer in light of those goals and objectives and, based upon this evaluation (either alone or, if directed by our Board, in conjunction with a majority of the independent directors on our Board), setting the Chief Executive Officer’s compensation;
•reviewing and setting or recommending to our Board the compensation of our executive officers other than the Chief Executive Officer;
•reviewing and recommending to our Board the compensation of our directors;
•reviewing and approving or recommending to our Board our incentive compensation and equity-based plans and arrangements;
•preparing the compensation committee Report on executive officer compensation as required by the SEC to be included in our annual proxy statement or annual report on Form 10-K and reviewing and discussing the Compensation Discussion and Analysis (the “CD&A”), with our management and considering whether to recommend to our Board that the CD&A be included in the appropriate filing;
•reviewing and making recommendations to our Board with respect to management succession planning; and
•reviewing and evaluating, at least annually, the performance of the compensation committee and its members, and periodically reviewing and reassessing its charter.
The compensation committee may delegate any or all of its responsibilities to a subcommittee as it deems appropriate in its sole discretion.
Our Board has determined that each of our current committee members, Messrs. Kumin and Sneed and Ms. Jung, is independent under the applicable rules and regulations of the NYSE and is a “non-employee director” as defined under Rule 16b-3 of the Exchange Act.

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Nominating and Corporate Governance Committee
The nominating and corporate governance committee’s responsibilities include:
•identifying individuals qualified to become Board members;
•recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;
•developing and recommending to our Board a set of corporate governance guidelines and principles, and reviewing and reassessing the adequacy of such guidelines;
•overseeing our corporate responsibility and sustainability programs, including ESG-related strategy, initiatives and risks;
•overseeing the evaluation of our Board and its various committees; and
•reviewing and evaluating, at least annually, the performance of the nominating and corporate governance committee and its members, and periodically reviewing and reassessing its charter.
Our Board has determined that each of our current committee members, Ms. Jung and Messrs. King and Kumin, is an independent director under the applicable rules and regulations of the NYSE.
Director Compensation
Our Co-Founders, who also serve as directors, do not receive additional compensation for their service as directors. Our non-employee directors do not receive cash payments or retainers, but receive grants of RSU awards as compensation for their service on our Board.
Our Director Compensation Policy for our non-employee directors is intended to be competitive and fair so that we can attract, motivate and retain highly qualified directors and also align with practices of other leading publicly traded companies. Our compensation committee periodically evaluates our Director Compensation Policy as part of our regular reviews of our overall compensation strategy. For 2023, our compensation committee determined that no changes to our Director Compensation Policy were needed.
Under our current Director Compensation Policy, each non-employee director receives an initial RSU award upon joining the Board with a value of $250,000, subject to a one (1) year vesting period. In subsequent years, each non-employee director receives an annual follow-on RSU award with a value of $250,000, subject to a one (1) year vesting period. The value of each RSU award is measured using the closing stock price of our Class A common stock as reported on the NYSE on the day before the applicable Board meeting approving such award. We reimburse all directors for reasonable travel expenses incurred in connection with Board and committee meetings. We have also entered into indemnification agreements with all of our directors. We do not provide any other benefits, including retirement benefits or perquisites, to our non-employee directors.
The following table provides information regarding compensation of our non-employee directors for the year ended December 31, 2023:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Michael Choe	—	260,871	—	260,871
Andrea Jung	—	228,266	—	228,266
Jeremy King	—	228,266	—	228,266
Michael Kumin	—	246,931	—	246,931
Jeffrey Naylor	—	246,931	—	246,931
Anke Schäferkordt	—	230,222	—	230,222
Michael E. Sneed	—	230,222	—	230,222
(1) Represents the aggregate fair value on the grant date of RSUs granted in 2023 computed in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) Topic 718. See Note 10 of the “Notes to Consolidated Financial Statements - Equity-Based Compensation” in our 2023 Form 10-K for a discussion of assumptions made in determining the value of our stock awards.
The following table shows the aggregate number of unvested RSUs held by our non-employee directors as of December 31, 2023:

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Name	RSUs (#)
Michael Choe	3,512
Andrea Jung	2,293
Jeremy King	2,293
Michael Kumin	1,589
Jeffrey Naylor	1,589
Anke Schäferkordt	5,374
Michael E. Sneed	5,374
Stockholder Communications with the Board
Stockholders and other interested parties may communicate with the Board, or any individual member of the Board, at the following address:
Wayfair Inc.
4 Copley Place
Boston, MA 02116
Attention: Secretary
Communications must state the number of shares owned by the person making the communication, if any. Our Secretary will review and forward such communication to all members of the Board or to the individual director(s) to whom the communication is addressed unless the communication is unduly frivolous, hostile, threatening or similarly inappropriate, in which case, our Secretary may disregard the communication in their discretion.
Corporate Responsibility
Corporate responsibility is an important part of our business strategy. This work helps us earn trust from our customers, employees, suppliers, and stockholders. Through our corporate responsibility efforts, we uphold ethical business practices, invest in our surrounding communities and environment in a way that is consistent with our core values, and address how our company impacts both the planet and society.
We continue to focus our corporate responsibility efforts under the following key pillars:

Our Communities Fostering a feeling of home for all	Our commitment to support the communities where we operate with the resources they need most to build a better home for the future.
Our Planet Protecting our shared home	Our commitment to prioritizing business initiatives that create a safer and more sustainable future in people’s lives.
Our People Building a more inclusive Wayfair	Our commitment to building a diverse, equitable and inclusive workplace that mirrors the markets we serve.
The Board, through our nominating and corporate governance committee, oversees our ESG-related strategy, initiatives and risks. The Board also receives periodic updates from senior management, including members of our executive impact council and impact committees, which are responsible for developing strategy, setting goals, driving execution and tracking progress on priority corporate responsibility issues and initiatives across the business, including social impact, operations and our merchandising and products.
Emissions Reduction and Zero Waste Goals
We are committed to reducing our operational emissions and investing in renewable energy. In 2022, we announced a goal to reduce our Scope 1 and Scope 2 greenhouse gas (“GHG”) emissions by 63% over our 2020 baseline by 2035. Additionally, we continue to evaluate and identify pathways to address and minimize our Scope 3 GHG emissions. We also ran our first comprehensive energy efficiency audits to identify retrofits for select, existing facilities and continued to make investments in renewable energy projects in markets where we operate.

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•In 2023, we made progress against our goal to reduce GHG by announcing on-site solar for three of our fulfillment centers and by joining one of the largest aggregated virtual power purchase agreements to date. As part of this agreement, Wayfair is contracted to offtake 15 MW of power annually. Wayfair also continues to evaluate and incorporate energy efficiency features across its global facilities.
Further, in 2023, we determined that we are currently diverting 42% of our waste globally from landfills. As part of our new zero waste goal, we will strive to divert over 90% of our waste produced globally by 2030. Waste management programs help keep usable products and materials away from landfills and incineration. Partnerships with trusted waste vendors are helping us make progress. In our North America, Germany, and U.K. facilities, along with our partners, we are introducing new processes and waste collection equipment to improve diversion rates and reduce costs.
Corporate Responsibility Report
Annually, since 2022, we have released our Corporate Responsibility Report (the “CR Report”), which is available on our About Us site (aboutwayfair.com) under the link for “Our Impact”. This site and the CR Report contains additional information regarding our corporate responsibility programs.
Other Program Highlights
•We recognize that we have a responsibility to protect our planet as the home for future generations, and we are committed to being part of the solution. We’re taking a value chain approach to addressing our environmental footprint — starting with our own operations and working with suppliers, partners, and customers to reduce our upstream and downstream impacts.
◦Sustainable Products: In 2023, we continued to expand our Shop Sustainably offering, which allows shoppers to easily find sustainable products that adhere to a wide variety of third-party certifications, including energy or water efficiency, sustainably sourced wood, organic textile use, or Fair Trade CertifiedTM.
•We are committed to creating a culture of belonging through DEI initiatives aimed at embedding a lens of inclusivity into all aspects of our business.
◦Supplier Diversity: In 2023, we saw business from Black-owned suppliers double. Our expanded product offering made it easier for customers to discover and shop products from Black makers and designers. Customers can now shop our curated selection through a dedicated landing page, a “Black-Owned or Designed” search filter, and an identifiable badge featured on applicable product description pages.
•We are committed to supporting our employees in their desire to be good corporate citizens to both their communities and their fellow Wayfarians.
◦Employee Volunteerism: Every year, all full-time employees receive a paid day of service, and part-time employees receive a half day, in addition to all other paid time off. In 2023, our employees volunteered over 4,900 hours, supported over 25 Habitat for Humanity volunteer builds, and participated in our first skills-based volunteering event.
◦Workplace Giving: In 2023, through our employee match program, more than 490 employees donated to over 370 nonprofits, supporting hospitals, cancer research, international relief, youth development programs and more.
◦Employee Emergency Support: In 2023, we continued to support our employees in need of immediate financial assistance following an unforeseen personal hardship or natural disaster through the Wayfair Emergency Relief Fund (administered by the Emergency Assistance Foundation).
•The Wayfair Supplier Code of Conduct (“SCOC”) establishes standards for our suppliers to engage with Wayfair and its customers in an equitable, inclusive, honest, non-discriminatory, and professional manner.
◦Supply Chain Management: Our SCOC includes robust responsible sourcing policies, including our commitment and requirement that all suppliers and their supply chains comply with applicable

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laws related to forced labor and human trafficking, as well as child labor, working hours, harassment, abuse, discrimination, product safety and factory safety.
•We are focused on protecting the personal data of our future, current, and past customers, employees, and partners.
◦Data Security and Customer Privacy: In 2023, we refreshed, streamlined and globalized our Privacy Policy to simplify the customer experience and ensure all customers are empowered and informed regarding their privacy options.

In part because of these ongoing efforts, we are honored and proud to be recognized by organizations across the globe for being a great place to work. In 2023, we were again recognized by Fortune as one of the World’s Most Admired Companies for the sixth year in a row and by Forbes as one of America's Best Employers for Diversity for the second year in a row.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We describe below transactions and series of similar transactions, since the start of our last fiscal year, with our executive officers, directors or holders of more than 5% of our common stock (or, in each case, their affiliates or immediate family members), each of whom we refer to as a “related party,” in which the amounts involved exceeded $120,000.
We entered into the following transactions in the ordinary course of business:
•We paid approximately $943,246 to CO9 Design, a supplier, in ordinary course supplier payments. Sarah Conine, the sister of Steven Conine, our Co-Founder, executive officer and director, owns CO9 Design.
•We paid approximately $2.8 million to entities owned jointly by Niraj Shah and Steve Conine, our Co-Founders, in reimbursements for business-related travel services for certain of our executive officers, including Mr. Shah and Mr. Conine. Mr. Shah and Mr. Conine beneficially own 100% of two aircraft, which are used by Mr. Shah, Mr. Conine and our other executive officers from time to time for business trips. The reimbursement rate for use of these aircraft is $8,500 per hour. This hourly reimbursement rate was based upon a competitive analysis of comparable chartered aircraft rates that showed that the reimbursement rate is at or below market rates for the charter of similar aircraft. Due to the fact that the hourly rate paid for the use of these aircraft is less than the actual operational costs incurred by Mr. Shah and Mr. Conine as owners of these aircraft, Mr. Shah and Mr. Conine do not profit from the use of their aircraft.
•We paid approximately $94.1 million to Pinterest, Inc. and its affiliated companies in ordinary course advertising and marketing costs. Jeremy King, a member of our Board, is the Chief Technology Officer of Pinterest.
Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Wayfair (including any of its subsidiaries) is or will be, a participant, where the amount involved exceeds $120,000 in any one fiscal year, and a related party had, has or will have a direct or indirect material interest.
If a related party proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related party transaction,” the related party is required to report the proposed related party transaction to our general counsel. The proposed related party transaction will be reviewed and, if deemed appropriate, approved by our audit committee. The reporting, review and approval will occur prior to entry into the transaction. Any related party transactions that are ongoing in nature will be reviewed annually.
A related party transaction reviewed under the policy will be considered approved if it is authorized by the audit committee after full disclosure of the related party’s interest in the transaction. In reviewing and approving any such transactions, the audit committee will be tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related party’s interest in the transaction.

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PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our Board has engaged Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, and is seeking ratification of this selection by our stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since the fiscal year ended December 31, 2012. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the company and our stockholders.
Principal Accountant Fees and Services
The following table provides information regarding the fees incurred to Ernst & Young LLP during the fiscal years ended December 31, 2023 and 2022.

	Fiscal Year Ended
	December 31, 2023	December 31, 2022
Audit Fees (1)	$2,407,806	$2,239,809
Audit-Related Fees (2)	230,000	—
Tax Fees	—	—
All Other Fees (3)	10,000	3,240
Total Fees	$2,647,806	$2,243,049
(1)Audit fees of Ernst & Young LLP for fiscal years 2023 and 2022 were for professional services rendered in connection with the annual audit of our consolidated financial statements and internal controls over financial reporting, the review of our quarterly condensed consolidated financial statements, consultations on accounting matters directly related to the audit, issuance of comfort letters and related accounting, consents and assistance with and review of documents filed with the SEC.
(2)Audit-related fees of Ernst & Young LLP for fiscal year 2023 were for fees associated with pre-implementation review procedures performed in connection with an accounting system implementation.
(3)All other fees of Ernst & Young LLP for fiscal years 2023 and 2022 were for access to Ernst & Young LLP’s online accounting research tool.
The audit committee approved 100% of the fees described above in accordance with the policy described below.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee charter provides that the audit committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval would generally be requested annually, with any pre-approval detailed as to the particular service, which must be classified in one of the four categories of services listed above. The audit committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the audit committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board (the “PCAOB”).

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BOARD RECOMMENDATION
☑	THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 2.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Wayfair Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The primary purpose of the audit committee is to assist our Board in its oversight of the company’s accounting and financial reporting processes. The audit committee’s functions are more fully described in its charter, which is available on our IR site under the link for “Governance.” Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. Ernst & Young LLP, our independent registered public accounting firm for fiscal year 2023, is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States and the effectiveness of our internal control over financial reporting.
The audit committee is also responsible for the appointment, compensation, retention and oversight of the work of the independent auditor, including pre-approving any audit and non-audit service provided to the company by the independent auditor, periodically reviewing and evaluating the performance of the lead audit partner, as well as reviewing and considering the selection of the lead audit partner. The audit committee also periodically considers whether there should be a rotation of the company’s independent registered public accounting firm. In addition to Ernst & Young LLP’s independence from Wayfair and management, the audit committee also considers several other factors in deciding whether to re-engage Ernst & Young LLP, including: the quality of Ernst & Young LLP’s staff, work and quality control; Ernst & Young LLP’s policies related to independence; Ernst & Young LLP’s global reach; and Ernst & Young LLP’s capability and expertise to perform an audit of the company’s financial statements and internal control over financial reporting, given the breadth and complexity of Ernst & Young LLP’s business and global footprint.
In fulfilling its oversight responsibilities, the audit committee reviewed with management and Ernst & Young LLP the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
The audit committee also discussed with Ernst & Young LLP the matters that are required to be discussed by the applicable requirements of the PCAOB, including the matters required to be discussed in the PCAOB Auditing Standard No. 1301, Communications with Audit Committees. Ernst & Young LLP has also provided the audit committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the audit committee has discussed with Ernst & Young LLP that firm’s independence. The audit committee has concluded that Ernst & Young LLP’s provision of audit and non-audit services to Wayfair and its affiliates is compatible with Ernst & Young’s independence. Finally, the audit committee discussed with Ernst & Young LLP, with and without management present, the scope and results of Ernst & Young LLP’s audit of such financial statements.
Based on these reviews and discussions, the audit committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC. The audit committee also has engaged Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and is seeking ratification of such selection by the stockholders.

By the Audit Committee of the Board of Directors of Wayfair Inc.:
Jeffrey Naylor (Chairperson) Jeremy King Anke Schäferkordt

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EXECUTIVE OFFICERS
The following table sets forth our executive officers and their respective ages and positions with us as of the Record Date.

Name	Age	Position(s)
Niraj Shah	50	Co-Founder, Chief Executive Officer and President, Director (Co-Chairman)
Steven Conine	51	Co-Founder, Director (Co-Chairman)
Jon Blotner	43	Chief Commercial Officer
Kate Gulliver	42	Chief Financial Officer and Chief Administrative Officer
Thomas Netzer	54	Chief Operating Officer
Fiona Tan	53	Chief Technology Officer
Each of our Co-Founders, Niraj Shah and Steven Conine, also serve on our Board and their biographical information can be found above under the heading “Proposal No. 1 - Election of Directors”. The biographical information for our other executive officers is set forth below.

Jon Blotner
Chief Commercial Officer
CCO Since: 2023 ‖ Age:43

Mr. Blotner has served as Wayfair’s Chief Commercial Officer since October 2023 and previously served as our Vice President, Global Merchandising, Proprietary Brands, Pricing and Advertising. Prior to that, Mr. Blotner oversaw Wayfair’s Exclusive Brands and Specialty Retail Brands, which include AllModern, Joss & Main and Birch Lane, as well as its Global Merchandising, Pricing, Visual Media, 3D Operations and Technology, Merchandising as a Service, Advertising, and Supplier Acquisition and Onboarding functions.

Before joining Wayfair, Jon served as President of Gemvara.com until it was acquired by Berkshire Hathaway in 2016. Prior to Gemvara, Jon worked for Bain & Company in Boston, Massachusetts. He holds an M.B.A. from the Harvard Business School and a B.A. from the University of Pennsylvania.

Kate Gulliver
Chief Financial Officer and Chief Administrative Officer
CFO & CAO Since: 2022 ‖ Age:42

Ms. Gulliver has served as Chief Financial Officer and Chief Administrative Officer since November 2022 and previously served as our Incoming Chief Financial Officer from May 2022 to November 2022. Prior to that, Ms. Gulliver served as Wayfair’s Chief People Officer from May 2016 to May 2022 where she built up the company’s talent organization. Prior to leading the talent function, Ms. Gulliver managed the company's Investor Relations team where she drove all communication and relationship development with outside investors. Previously, Ms. Gulliver worked as an investor for nearly five years at Bain Capital, the Boston-based private equity firm. She started her career in consulting at McKinsey & Company. Ms. Gulliver holds an M.B.A. from Harvard Business School, and a B.A. from Yale University.

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Thomas Netzer
Chief Operating Officer
COO Since: 2019 ‖ Age: 54

Mr. Netzer has served as our Chief Operating Officer since July 2019. Prior to that, Mr. Netzer served as our Vice President, COO - Europe from April 2018 to July 2019. Prior to joining Wayfair, Mr. Netzer worked at McKinsey & Company for more than 20 years in various positions, most recently as a Senior Partner, where he focused on the transportation and infrastructure industries and co-led McKinsey’s global logistics practice. Mr. Netzer received a B.A. and a Ph.D. from the University of Cologne.

Fiona Tan
Chief Technology Officer
CTO Since: 2022 ‖ Age: 53

Ms. Tan has served as our Chief Technology Officer since March 2022 and previously served as our Global Head of Customer and Supplier Technology from September 2020 to March 2022. Prior to Wayfair, Ms. Tan served as Senior Vice President of U.S. Technology at Walmart where she was responsible for innovation and engineering execution spanning its site, mobile app and all associate and merchant-facing technology across its e-commerce and stores business in the U.S from April 2014 to August 2020. Prior to Walmart, Ms. Tan served in a number of leadership roles at Ariba from January 2012 to April 2014, where she led a global engineering organization responsible for the strategy, lifecycle, and delivery of the Ariba Commerce Network, as well as TIBCO Software. Ms. Tan received a B.S. from MIT and a master’s degree from Stanford University.

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EXECUTIVE COMPENSATION AND RELATED MATTERS
Compensation Discussion and Analysis
Compensation Overview
This CD&A provides an overview and analysis of the elements of our compensation program for our named executive officers (“NEOs”), identified below, the material compensation decisions made under that program and reflected in the executive compensation tables that follow this CD&A and the material factors considered in making those decisions. We believe in rewarding our NEOs for their performance and utilize compensation as a tool to attract and retain the high-caliber executives that we believe are critical to our long-term success. Equity compensation has always been and continues to be a significant component of our executive compensation program. This philosophy applies to our NEOs as well as many of our employees, with the equity weighting increasing with seniority. We do not believe success can be measured by any one specific performance metric. By weighting significantly towards equity, our compensation philosophy more broadly incentivizes our NEOs to focus on the long-term value drivers that are most important for our customers and our suppliers, and which in turn should drive stock price appreciation and deliver value to our executives, employees and our stockholders. Equity awards are also calculated using an internal stock price target, which may require stock price appreciation before the award or underlying shares reach their target value. We believe that this structure encourages employees to take on an owner mindset.
Our NEOs, who are all employed on an at-will basis, also receive limited perquisites. We offer a qualified 401(k) retirement plan with employer matching, but do not offer nonqualified deferred compensation plans, supplemental executive retirement plan benefits or formal cash severance programs.
Unless stated otherwise, amounts in this CD&A are presented in U.S. Dollars.
Compensation for our NEOs consists primarily of the elements, and their corresponding objectives, identified in the following table.

Compensation Element	Primary Objective
Base Salary	To recognize performance of job responsibilities and to attract and retain individuals with superior talent.
Equity Awards	To emphasize our long-term performance objectives, encourage the maximization of stockholder value and retain key executives by providing an opportunity to participate in the ownership of our common stock.
Retirement Savings (401(k))	To provide an opportunity for tax-efficient savings and long-term financial security.
The compensation committee has primary authority to determine and approve compensation decisions with respect to our NEOs; provided, however, that our Co-Founders make recommendations to the compensation committee regarding the compensation of the NEOs, excluding themselves. In alignment with the objectives set forth above, the compensation committee determines overall compensation and its allocation among the elements described above, in reliance upon the judgment and general industry knowledge of its members obtained through years of service with comparably-sized companies in our industry and similar industries.

Our Named Executive Officers
For the fiscal year ended December 31, 2023, our NEOs are:

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Name		Title
Niraj Shah		Co-Founder, Chief Executive Officer and President, Director (Co-Chairman)
Steven Conine		Co-Founder, Director (Co-Chairman)
Jon Blotner	(1)	Chief Commercial Officer
Kate Gulliver		Chief Financial Officer and Chief Administrative Officer
Thomas Netzer		Chief Operating Officer
Stephen Oblak	(2)	Former Chief Commercial Officer
Fiona Tan		Chief Technology Officer
(1) Mr. Blotner was appointed our Chief Commercial Officer effective October 1, 2023.
(2) Mr. Oblak retired from his position as Chief Commercial Officer effective October 1, 2023 and thereafter served as a non-executive employee until January 1, 2024 to support his transition.
Our compensation decisions for the NEOs in 2023 are discussed below in relation to each of the above-described elements of our compensation program. The discussion below is intended to be read in conjunction with the executive compensation tables and related disclosures that follow this CD&A.
Determination of Compensation
The compensation committee has the primary authority to determine and approve compensation paid to our NEOs. The compensation committee is charged with, among other things, reviewing compensation policies and practices to ensure adherence to our compensation philosophies and that the total compensation paid to our NEOs is fair, reasonable and competitive, taking into account national surveys and other publicly available executive officer compensation data, our position within our industry, including our comparative performance, and our NEOs’ level of expertise and experience in their respective positions. In furtherance of the considerations described above, the compensation committee is primarily responsible for determining NEO compensation targets, including both base salaries and equity compensation, and assessing the performance of the Chief Executive Officer and other NEOs for each applicable performance period. To aid the compensation committee in making its determinations, the Co-Founders provide recommendations at least annually to the compensation committee regarding the compensation of all NEOs, excluding themselves. The performance of our NEOs is reviewed at least annually by the compensation committee, and the compensation committee approves each NEO’s compensation at least annually. In light of the strong support received from our stockholders in 2023, the compensation committee determined not to make significant changes to our compensation program based upon such advisory vote.
In determining compensation for our NEOs, the compensation committee considers each NEO’s particular position and responsibility and relies upon the judgment and industry experience of its members, including their knowledge of competitive compensation levels across companies and industries. We believe that our compensation should be competitive with compensation for executive officers in similar positions and with similar responsibilities in the market. Our compensation committee, our total rewards team and our management reference national surveys and publicly available executive officer compensation data from e-commerce, retail, and technology organizations as an input for compensation decisions. We did not use a compensation consultant in 2023 to assist us with our executive compensation program.
In 2023, we asked our stockholders, through an advisory vote, to approve the compensation of our NEOs. The 2023 advisory vote received the approval of 91.9% of the votes cast on the proposal. Although the results of the say-on-pay vote are advisory and not binding on the company, the Board or the compensation committee, we value the opinions of our stockholders and take the results of the say-on-pay vote into account when making decisions regarding the compensation of our NEOs.
In 2022, our stockholders approved, on an advisory basis, a frequency of every three (3) years for casting advisory votes to approve executive compensation. Due to the vote of stockholders on the matter, as well as the long-term focus of our compensation philosophy, we adopted a three-year interval for the advisory vote on executive compensation. Accordingly, the next shareholder advisory vote on executive compensation will occur at the 2026 Annual Meeting, and the next shareholder advisory vote on the frequency of advisory votes to approve executive compensation will be held no later than the 2028 Annual Meeting.

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Elements of Our Executive Compensation Program
Base Salary
Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain talent. The compensation committee reviews base salaries of our NEOs in the first quarter of each year. Base salary is set at the compensation committee’s discretion after taking into account the recommendations of our Co-Founders regarding NEOs, excluding themselves, our company-wide target for base salary increases for all employees, the competitive landscape, inflation, changes in the scope of an executive officer’s job responsibilities, and other components of compensation and other relevant factors. In 2023, following an assessment taking into account the foregoing factors and a desire to maintain heavy weighting toward equity-based compensation, the compensation committee maintained the NEOs’ existing base salaries as follows:

NEO	Base Salary ($)(1)
Niraj Shah	80,000
Steven Conine	80,000
Jon Blotner	250,000
Kate Gulliver	250,000
Thomas Netzer	250,000
Stephen Oblak	250,000
Fiona Tan	250,000
(1) All base salary amounts are calculated in U.S. Dollars, with the exception of amounts paid to Mr. Netzer, which have been converted to U.S. dollars. For 2023, the average daily exchange rate was 1€ to $1.08.
Equity Awards
For all NEOs’ other than Messrs. Shah and Conine, in furtherance of our focus on long-term performance, a significant portion of their total compensation is equity-based. The compensation committee believes that the granting of time-based restricted stock units (“RSUs”) encourages retention and aligns the interests of our NEOs to those of our stockholders, with a goal toward increasing shareholder value. Our NEO equity awards (including grant amounts and vesting schedules) are determined at the compensation committee’s discretion after taking into account other direct compensation elements, prior equity grants, recommendations from our Co-Founders regarding NEOs, excluding themselves, benchmarking inputs and the landscape in which we compete for executive talent. Our NEOs generally receive sizable equity awards at the time of hire and are eligible to receive additional awards in order to recognize their performance and continue to incentivize our long-term strategic and financial objectives. Such equity awards are subject to service conditions through applicable vesting dates. Equity awards are also calculated using an internal stock price target, which means that our equity compensation elements may require stock price appreciation before the award or underlying shares reach their target value. We believe that this structure encourages employees to take on an owner mindset.
As our compensation structure has continued to evolve, in 2023, in order to more closely align our employees, including our NEOs, with their target total compensation given the volatility in the stock market, the compensation committee granted quarterly equity awards in the aggregate amounts set forth below. We plan to transition back to a longer-term award structure in the future. Therefore, NEOs may, or may not, be eligible to receive equity awards each year, and an NEO’s compensation, as reported in the Summary Compensation Table, may fluctuate materially from year to year depending on whether a grant was made in a particular year.

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In 2023, the compensation committee granted the following time-based RSU awards to our NEOs:

NEO	Shares of Class A Common Stock Subject to RSU Awards (#) (1)	Grant Date Fair Value of RSU Awards ($) (2)
Niraj Shah	—	—
Steven Conine	—	—
Jon Blotner	41,732	2,270,528
Kate Gulliver	87,885	4,892,322
Thomas Netzer	86,093	4,450,789
Stephen Oblak	77,302	3,889,994
Fiona Tan	86,049	4,448,433
(1)See the “Grants of Plan-Based Awards in 2023” table below for more information related to each award.
(2)Represents the aggregate fair value on the grant date of RSUs granted to our NEOs calculated in accordance with FASB ASC Topic 718. See Note 10 of the “Notes to Consolidated Financial Statements - Equity-Based Compensation” in our 2023 Form 10-K for a discussion of assumptions made in determining the value of our stock awards.

In light of Messrs. Shah’s and Conine’s significant equity interests in Wayfair, the compensation committee believes that their long-term interests are linked to those of our stockholders and, therefore, did not grant equity awards to our Co-Founders in 2023.
Defined Contribution Plans
We maintain a defined contribution plan that is tax-qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), which we refer to as the 401(k) Plan. The 401(k) Plan permits our eligible salaried employees to defer receipt of portions of their eligible salaries, subject to certain limitations imposed by the Code, by making contributions to the 401(k) Plan, including flexible compensation contributions, Roth contributions, catch-up contributions and after-tax contributions.
We provide matching contributions to the 401(k) Plan in an amount equal to 100% of each participant’s pre-tax contribution up to a maximum of 4% of the participant’s annual eligible cash compensation, subject to certain other limits. In 2023, we made a company contribution to the 401(k) Plan in an amount equal to approximately $35 million. Participants are 100% vested in all contributions, including company contributions. The 401(k) Plan is offered on a nondiscriminatory basis to all of our salaried employees, including NEOs.
The compensation committee believes that matching contributions assist us in attracting and retaining talented employees and executives. The 401(k) Plan provides an opportunity for participants to save money for retirement on a tax-deferred basis and to achieve financial security, thereby promoting retention.
Employment and Change in Control Arrangements
Employment Agreements
We have employment letter agreements with certain of our NEOs, the material terms of which are described below.
Messrs. Shah and Conine: We entered into amended and restated employment letter agreements with Messrs. Shah and Conine on May 6, 2014, which entitle each of Messrs. Shah and Conine to receive an annual base salary, subject to periodic increases (but not decreases) at the discretion of the Board. The letter agreements also entitle them to participate in the employee benefit plans and programs that we offer to our other full-time employees. Messrs. Shah’s and Conine’s employment letter agreements contain restrictive covenants which prohibit them from competing with us or soliciting our employees, consultants or suppliers for twenty-four (24) months following termination of employment. Pursuant to Messrs. Shah’s and Conine’s employment letter agreements, if we terminate their employment without cause (as defined in the employment letter agreements) or if they resign for good reason (as defined in the employment letter agreements) they will receive healthcare benefit continuation until the earlier of (i) the last day of the applicable COBRA period and (ii) twenty-four (24) months following termination.

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Other NEOs: We have not entered into employment agreements with Messrs. Blotner, Netzer or Oblak, or Mses. Gulliver or Tan, however, each of Messrs. Blotner, Netzer and Oblak and Mses. Gulliver and Tan is subject to the company’s non-compete, non-solicitation, non-disclosure and invention agreement designed for all employees, as described above.
Restricted Stock Unit Vesting
The award agreements governing the NEOs’ outstanding RSU awards provide that, in the event of termination of employment within twelve (12) months following a change in control (as each such term is defined in the applicable award agreement) for any reason other than cause, resignation by the NEO, or a termination as a result of the NEO’s death or disability, 50% of the NEOs’ unvested RSUs will vest.
Other Elements of Compensation and Perquisites
We maintain broad-based benefits that are provided to all employees, including our NEOs. These benefits include a 401(k) retirement savings plan with matching contributions, a group health plan, group term life insurance and health and financial wellness programs. For more information about our 401(k) plan, see the discussion under the heading “Defined Contribution Plans” above. Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. However, we have provided certain perquisites to our NEOs in situations where we believe it is appropriate, including personal tax preparation services, principally to allow them to devote more time to our business and to promote their health and safety. The compensation committee reviews these perquisites to ensure they are consistent with our philosophy and appropriate in magnitude.
Beginning in 2021, the compensation committee authorized a security program for Messrs. Shah and Conine to address safety concerns, including specific threats to their safety arising directly as a result of their positions with the company. We believe the costs of this overall security program are reasonable and appropriate and that the program benefits the company. Although we do not consider this program to be a perquisite for the benefit of the Co-Founders for the reasons described above, the costs related to personal security under this program are reported in the “All Other Compensation” column in the Summary Compensation Table below.
Compensation Recovery Policy
In October 2023, our Board adopted a Compensation Recovery Policy (“Clawback Policy”) consistent with the SEC rules and NYSE listing standards. The Clawback Policy applies to our current and former executive officers, including all NEOs, and subjects any incentive-based compensation received on or after October 2, 2023 to recovery in the event we are required to prepare an accounting restatement to correct material noncompliance with any financial reporting requirement under U.S. securities laws. In these circumstances, the Clawback Policy requires our company to recover the portion of incentive-based compensation that is deemed to have been erroneously awarded, unless the compensation committee (which administers the policy) has determined that recovery would be impracticable and that one or more of the allowable impracticability conditions under SEC rules has been met. Recovery is required whether or not the applicable officer engaged in misconduct or otherwise caused or contributed to the requirement for the restatement.

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Compensation Committee Report
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Wayfair Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates the report by reference therein.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with the company’s management. Based on this review and discussion, the compensation committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

By the Compensation Committee of the Board of Directors of Wayfair Inc.:
Andrea Jung Michael Kumin (Chairperson) Michael E. Sneed
Summary Compensation Table
The following table sets forth information with respect to the compensation of our NEOs for the fiscal years indicated:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Niraj Shah, Co-Founder, Chief Executive Officer and President, Director (Co-Chairman)	2023	80,000	—	—	145,167	225,167
	2022	80,000	—	—	671,221	751,221
	2021	80,000	—	—	147,271	227,271
Steven Conine, Co-Founder, Director (Co-Chairman)	2023	80,000	—	—	70,299	150,299
	2022	80,000	—	—	28,761	108,761
	2021	80,000	—	—	73,363	153,363
Jon Blotner Chief Commercial Officer (4)	2023	250,000	—	2,270,528	9,231	2,529,759
Kate Gulliver, Chief Financial Officer and Chief Administrative Officer (5)	2023	250,000	—	4,892,322	10,000	5,152,322
	2022	236,539	13,462	2,076,887	9,462	2,336,350
Thomas Netzer, Chief Operating Officer (6)	2023	250,000	—	4,450,789	13,655	4,714,444
	2022	236,539	13,462	7,151,187	—	7,401,188
	2021	200,000	50,000	6,584,845	—	6,834,845
Stephen Oblak, Former Chief Commercial Officer (7)	2023	250,000	—	3,889,994	10,000	4,149,994
	2022	236,539	13,462	10,960,533	6,385	11,216,919
	2021	200,000	50,000	12,963,814	7,877	13,221,691
Fiona Tan, Chief Technology Officer (8)	2023	250,000	—	4,448,433	10,000	4,708,433
	2022	236,539	13,462	5,251,708	9,462	5,511,171
(1)Represents the discretionary cash bonuses previously paid to our NEOs under our annual cash bonus program. In 2022, cash bonuses were eliminated to incorporate cash bonus amounts into regular base salaries. Amounts in 2022 reflect prorated NEO bonuses based on the overall individual performance of the NEOs for the compensation period in 2022 prior to the termination of the corporate bonus program.
(2)Represents the aggregate fair value on the grant date of RSUs granted to our NEOs calculated in accordance with FASB, ASC Topic 718, related to service-based vesting. See Note 10 of the “Notes to

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Consolidated Financial Statements - Equity-Based Compensation” in our 2023 Form 10-K for a discussion of assumptions made in determining the value of our stock awards.
(3)For Messrs. Blotner and Oblak and Mses. Gulliver and Tan, amounts reported for 2023 represent employer contributions under our 401(k) Plan. For Messrs. Shah and Conine, amounts reported in 2023 represent employer contributions under our 401(k) Plan and also include approximately $144,059 and $67,099, respectively, for costs related to personal security under the Co-Founders’ overall security program. For Mr. Netzer, the amounts reported in 2023 represent amounts paid to a third party service provider to assist in the preparation of Mr. Netzer’s income tax returns.
(4)Mr. Blotner was appointed our Chief Commercial Officer effective October 1, 2023.
(5)Ms. Gulliver was appointed our Chief Financial Officer and Chief Administrative Officer effective November 1, 2022.
(6)Amounts paid to Mr. Netzer that were denominated in Euros have been converted to U.S. dollars. For 2023, the average daily exchange rate was 1€ to $1.08.
(7)Mr. Oblak retired from his position as Chief Commercial Officer as of October 1, 2023 and thereafter served as a non-executive employee until January 1, 2024 to support his transition.
(8)Ms. Tan was appointed our Chief Technology Officer effective March 1, 2022.

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Grants of Plan-Based Awards in 2023
The following table sets forth information regarding the grant of plan-based awards made during 2023 to our NEOs under the Wayfair Inc. 2014 Incentive Award Plan, as amended (the “2014 Plan”) or the Wayfair Inc. 2023 Incentive Award Plan (the “2023 Plan”):

Name		Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Niraj Shah		—	—	—
Steven Conine		—	—	—
Jon Blotner	(2)	5/17/2023	14,898	553,312
	(3)	9/20/2023	7,532	479,186
	(4)	12/15/2023	19,302	1,238,030
Kate Gulliver	(5)	2/1/2023	24,669	1,640,735
	(6)	5/17/2023	29,473	1,094,627
	(7)	9/20/2023	14,071	895,197
	(8)	12/15/2023	19,672	1,261,762
Thomas Netzer	(9)	5/17/2023	39,292	1,459,305
	(10)	9/20/2023	19,869	1,264,066
	(11)	12/15/2023	26,932	1,727,418
Stephen Oblak	(12)	5/17/2023	39,282	1,458,933
	(13)	9/20/2023	14,505	922,808
	(14)	12/15/2023	23,515	1,508,252
Fiona Tan	(15)	5/17/2023	39,275	1,458,674
	(16)	9/20/2023	19,856	1,263,239
	(17)	12/15/2023	26,918	1,726,521
(1)Represents the aggregate fair value on the grant date of RSUs granted to our NEOs calculated in accordance with FASB ASC Topic 718. See Note 10 of the “Notes to Consolidated Financial Statements - Equity-Based Compensation” in our 2023 Form 10-K for a discussion of assumptions made in determining the value of our stock awards.
(2)Mr. Blotner was granted RSUs which vest upon the satisfaction of a service condition and the service condition was fully satisfied on July 1, 2023 with respect to all 14,898 shares.
(3)Mr. Blotner was granted RSUs which vest upon the satisfaction of a service condition and the service condition was fully satisfied on October 1, 2023 with respect to all 7,532 shares.
(4)Mr. Blotner was granted RSUs which vest upon the satisfaction of a service condition and the service condition was fully satisfied on January 1, 2024 with respect to all 19,302 shares.
(5)Ms. Gulliver was granted RSUs which vest upon the satisfaction of a service condition and the service condition was partially satisfied on April 1, 2023, July 1, 2023 and October 1, 2023 with respect to a total of 10,898 shares. With respect to the number of shares that have not vested, subject to continued service on each applicable vesting date, 4,167 shares will vest in two (2) substantially equal amounts commencing January 1, 2024, 5,556 shares will vest in four (4) substantially equal quarterly amounts commencing July 1, 2024, 2,336 shares will vest in four (4) substantially equal quarterly amounts commencing July 1, 2025 and 1,712 shares will vest in four (4) substantially equal quarterly amounts commencing July 1, 2026.

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(6)Ms. Gulliver was granted RSUs which vest upon the satisfaction of a service condition and the service condition was fully satisfied on July 1, 2023 with respect to all 29,473 shares.
(7)Ms. Gulliver was granted RSUs which vest upon the satisfaction of a service condition and the service condition was fully satisfied on October 1, 2023 with respect to all 14,071 shares.
(8)Ms. Gulliver was granted RSUs which vest upon the satisfaction of a service condition and the service condition was fully satisfied on January 1, 2024 with respect to all 19,672 shares.
(9)Mr. Netzer was granted RSUs which vest upon the satisfaction of a service condition and the service condition was fully satisfied on July 1, 2023 with respect to all 39,292 shares.
(10)Mr. Netzer was granted RSUs which vest upon the satisfaction of a service condition and the service condition was fully satisfied on October 1, 2023 with respect to all 19,869 shares.
(11)Mr. Netzer was granted RSUs which vest upon the satisfaction of a service condition and the service condition was fully satisfied on January 1, 2024 with respect to all 26,932 shares.
(12)Mr. Oblak was granted RSUs which vest upon the satisfaction of a service condition and the service condition was fully satisfied on July 1, 2023 with respect to all 39,282 shares.
(13)Mr. Oblak was granted RSUs which vest upon the satisfaction of a service condition and the service condition was fully satisfied on October 1, 2023 with respect to all 14,505 shares.
(14)Mr. Oblak was granted RSUs which vest upon the satisfaction of a service condition and the service condition was fully satisfied on January 1, 2024 with respect to all 23,515 shares.
(15)Ms. Tan was granted RSUs which vest upon the satisfaction of a service condition and the service condition was fully satisfied on July 1, 2023 with respect to all 39,275 shares.
(16)Ms. Tan was granted RSUs which vest upon the satisfaction of a service condition and the service condition was fully satisfied on October 1, 2023 with respect to all 19,856 shares.
(17)Ms. Tan was granted RSUs which vest upon the satisfaction of a service condition and the service condition was fully satisfied on January 1, 2024 with respect to all 26,918 shares.

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Outstanding Equity Awards at Fiscal Year-End 2023
The following table provides information regarding the outstanding equity awards held by our NEOs as of December 31, 2023:

			Stock Awards
Name		Grant Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($) (1)
Niraj Shah		—	—
Steven Conine		—	—
Jon Blotner	(2)	11/5/2019	1,261	77,804
	(3)	11/12/2020	670	41,339
	(4)	11/11/2021	6,085	375,445
	(5)	4/18/2022	4,896	302,083
	(6)	12/15/2023	19,302	1,190,933
Kate Gulliver	(7)	11/5/2019	2,522	155,607
	(8)	11/12/2020	1,340	82,678
	(9)	11/11/2021	5,666	349,592
	(10)	4/18/2022	5,830	359,711
	(11)	2/1/2023	13,771	849,671
	(12)	12/15/2023	19,672	1,213,762
Thomas Netzer	(13)	2/11/2021	13,497	832,765
	(14)	4/18/2022	28,491	1,757,895
	(15)	12/15/2023	26,932	1,661,704
Steve Oblak	(16)	2/11/2021	13,497	832,765
	(17)	4/18/2022	19,737	1,217,773
	(18)	12/15/2023	23,515	1,450,876
Fiona Tan	(19)	11/12/2020	14,000	863,800
	(20)	4/18/2022	20,522	1,266,207
	(21)	12/15/2023	26,918	1,660,841
(1)Amount shown is based on the closing price of our Class A common stock, of $61.70 as reported on the NYSE on December 29, 2023, the last trading day of our most recently completed fiscal year.
(2)These RSUs, which were granted on November 5, 2019, vest upon the satisfaction of a service condition and have no expiration date. With respect to the number of shares that have not vested, subject to continued service on each applicable vesting date, 1,261 shares will vest in four (4) substantially equal quarterly amounts commencing on January 1, 2024.
(3)These RSUs, which were granted on November 12, 2020, vest upon the satisfaction of a service condition and have no expiration date. With respect to the number of shares that have not vested, subject to continued service on each applicable vesting date, 670 shares will vest in four (4) substantially equal quarterly amounts commencing on January 1, 2025.
(4)These RSUs, which were granted on November 11, 2021, vest upon the satisfaction of a service condition and have no expiration date. With respect to the number of shares that have not vested, subject to continued service on each applicable vesting date, 3,730 shares will vest in four (4) substantially equal quarterly amounts commencing on January 1, 2024, 1,049 shares will vest in four (4) substantially equal quarterly amounts commencing on January 1, 2025 and 1,306 shares will vest in four (4) substantially equal quarterly amounts commencing on January 1, 2026.

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(5)These RSUs, which were granted in multiple awards on April 18, 2022, vest upon the satisfaction of a service condition and have no expiration date. With respect to the number of shares that have not vested, subject to continued service on each applicable vesting date, 1,471 shares will vest in two (2) substantially equal quarterly amounts commencing January 1, 2024, 1,973 shares will vest in four (4) substantially equal quarterly amounts commencing July 1, 2024, 723 shares will vest in four (4) substantially equal quarterly amounts commencing July 1, 2025 and 729 shares will vest in four (4) substantially equal quarterly amounts commencing July 1, 2026.
(6)These RSUs, which were granted on December 15, 2023, vest upon the satisfaction of a service condition and have no expiration date. The service condition was fully satisfied and the shares vested in full on January 1, 2024.
(7)These RSUs, which were granted in multiple awards on November 5, 2019, vest upon the satisfaction of a service condition and have no expiration date. With respect to the number of shares that have not vested, subject to continued service on each applicable vesting date, 2,522 shares will vest in four (4) substantially equal quarterly amounts commencing January 1, 2024.
(8)These RSUs, which were granted in multiple awards on November 12, 2020, vest upon the satisfaction of a service condition and have no expiration date. With respect to the number of shares that have not vested, subject to continued service on each applicable vesting date, 1,340 shares will vest in four (4) substantially equal quarterly amounts commencing January 1, 2025.
(9)These RSUs, which were granted in multiple awards on November 11, 2021, vest upon the satisfaction of a service condition and have no expiration date. With respect to the number of shares that have not vested, subject to continued service on each applicable vesting date, 3,376 shares will vest in four (4) substantially equal quarterly amounts commencing January 1, 2024, 723 shares will vest in four (4) substantially equal quarterly amounts commencing January 1, 2025, and 1,567 shares will vest in four (4) substantially equal quarterly amounts commencing on January 1, 2026.
(10)These RSUs, which were granted in multiple awards on April 18, 2022, vest upon the satisfaction of a service condition and have no expiration date. With respect to the number of shares that have not vested, subject to continued service on each applicable vesting date, 1,741 shares will vest in two (2) substantially equal amounts commencing January 1, 2024, 2,346 shares will vest in four (4) substantially equal quarterly amounts commencing July 1, 2024, 868 shares will vest in four (4) substantially equal quarterly amounts commencing July 1, 2025 and 875 shares will vest in four (4) substantially equal quarterly amounts commencing July 1, 2026.
(11)These RSUs, which were granted in multiple awards on February 1, 2023, vest upon the satisfaction of a service condition and have no expiration date. With respect to the number of shares that have not vested, subject to continued service on each applicable vesting date, 4,167 shares will vest in two (2) substantially equal amounts commencing January 1, 2024, 5,556 shares will vest in four (4) substantially equal quarterly amounts commencing July 1, 2024, 2,336 shares will vest in four (4) substantially equal quarterly amounts commencing July 1, 2025 and 1,712 shares will vest in four (4) substantially equal quarterly amounts commencing July 1, 2026.
(12)These RSUs, which were granted on December 15, 2023, vest upon the satisfaction of a service condition and have no expiration date. The service condition was fully satisfied and the shares vested in full on January 1, 2024.
(13)These RSUs, which were granted in multiple awards on February 11, 2021, vest upon the satisfaction of a service condition and have no expiration date. With respect to the number of shares that have not vested, subject to continued service on each applicable vesting date, 8,815 shares will vest in four (4) substantially equal quarterly amounts commencing March 15, 2024 and 4,682 shares will vest in four (4) substantially equal quarterly amounts commencing March 15, 2025.
(14)These RSUs, which were granted in multiple awards on April 18, 2022, vest upon the satisfaction of a service condition and have no expiration date. With respect to the number of shares that have not vested, subject to continued service on each applicable vesting date, 8,820 shares will vest in two (2) substantially equal quarterly amounts commencing January 1, 2024, 11,555 shares will vest in four (4) substantially equal quarterly amounts commencing July 1, 2024, 3,321 shares will vest in four (4) substantially equal quarterly amounts commencing July 1, 2025 and 4,795 shares will vest in four (4) substantially equal quarterly amounts commencing July 1, 2026.

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(15)These RSUs, which were granted on December 15, 2023, vest upon the satisfaction of a service condition and have no expiration date. The service condition was fully satisfied and the shares vested in full on January 1, 2024.
(16)These RSUs, which were granted on February 11, 2021, vest upon the satisfaction of a service condition and have no expiration date. Upon Mr. Oblak’s retirement, Mr. Oblak, forfeited the 13,497 remaining unvested awards held by him in accordance with the terms of the grant.
(17)These RSUs, which were granted in multiple awards on April 18, 2022, vest upon the satisfaction of a service condition and have no expiration date. The service condition was partially satisfied on January 1, 2024 with respect to 3,799 shares. Upon Mr. Oblak’s retirement, Mr. Oblak forfeited the 15,938 remaining unvested awards held by him in accordance with the terms of the grant.
(18)These RSUs, which were granted on December 15, 2023, vest upon the satisfaction of a service condition and have no expiration date. The service condition was fully satisfied and the shares vested in full on January 1, 2024.
(19)These RSUs, which were granted on November 12, 2020, vest upon the satisfaction of a service condition and have no expiration date. With respect to the number of shares that have not vested, subject to continued service on each applicable vesting date, 14,000 shares will vest in four (4) substantially equal quarterly amounts commencing January 1, 2024.
(20)These RSUs, which were granted in multiple awards on April 18, 2022, vest upon the satisfaction of a service condition and have no expiration date. With respect to the number of shares that have not vested, subject to continued service on each applicable vesting date, 3,583 shares will vest in two (2) substantially equal quarterly amounts commencing January 1, 2024, 5,602 shares will vest in four (4) substantially equal quarterly amounts commencing July 1, 2024, 6,542 shares will vest in four (4) substantially equal quarterly amounts commencing July 1, 2025, and 4,795 shares will vest in four (4) substantially equal quarterly amounts commencing July 1, 2026.
(21)These RSUs, which were granted on December 15, 2023, vest upon the satisfaction of a service condition and have no expiration date. The service condition was fully satisfied and the shares vested in full on January 1, 2024.
Stock Vested in Fiscal Year 2023
The following table provides information regarding the vesting of RSUs held by NEOs for the year ended December 31, 2023. Our NEOs do not hold any stock options.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Niraj Shah	—	—
Steven Conine	—	—
Jon Blotner	41,980	2,395,471
Kate Gulliver	79,352	4,546,160
Thomas Netzer	120,784	6,880,230
Stephen Oblak	162,439	8,465,859
Fiona Tan	113,861	6,430,067
(1)The value realized upon vesting has been calculated by multiplying the gross number of shares acquired on the vesting date, before tax withholding, by the closing stock price as reported on the NYSE of our Class A common stock on the vesting date. Therefore, the amounts shown in this column do not represent the actual amounts paid to or realized by the NEO during fiscal 2023.

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Equity Compensation Plan Information
The following table provides information as of December 31, 2023 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders (1)	5,186,886	(2)	$—	(3)	14,808,859
Equity compensation plans not approved by security holders	N/A		N/A		N/A
(1)Consists of our 2014 Plan and the 2023 Plan.
(2)Consists of 5,186,886 shares issuable upon vesting of outstanding RSUs.
(3)As of December 31, 2023, we had no options or warrants outstanding and therefore there is no related weighted average exercise price.

Pension and Nonqualified Deferred Compensation Plans
Our NEOs do not participate in any pension or nonqualified deferred compensation plans and received no pension benefits or nonqualified deferred compensation during the fiscal year ended December 31, 2023.

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Potential Payments upon Termination or Change in Control
Certain of our NEOs have an employment letter agreement that provides for the payment or reimbursement of the cost for the continuation of certain health care benefits upon termination of employment. See “Employment and Change in Control Arrangements” above for a description of these arrangements with our NEOs. In addition, pursuant to the terms of the award agreements governing their outstanding equity awards, our NEOs are entitled to double-trigger equity acceleration upon termination of their employment for any reason other than cause (excluding a resignation by the NEO or as a result of the NEO’s death or disability) occurring within twelve (12) months following a change in control. The following table sets forth the benefits that our NEOs would have received assuming a hypothetical termination of employment effective as of December 31, 2023 by us without cause or by the executive for good reason within twelve (12) months following a change in control. As previously announced, Mr. Oblak retired from his position as Chief Commercial Officer effective October 1, 2023 and thereafter served as a non-executive employee until January 1, 2024 to support his transition. Accordingly, Mr. Oblak was not entitled to any payments or benefits as a result of his retirement.

Name		Payment Type	Termination without Cause/Resignation for Good Reason ($)	Termination without Cause following a Change in Control ($)
Niraj Shah	(1)	Benefit Continuation	41,347	41,347
	(2)	Equity Vesting	—	—
		Total	41,347	41,347
Steven Conine	(1)	Benefit Continuation	42,408	42,408
	(2)	Equity Vesting	—	—
		Total	42,408	42,408
Jon Blotner	(2)	Equity Vesting	—	993,802
Kate Gulliver	(2)	Equity Vesting	—	1,505,511
Thomas Netzer	(2)	Equity Vesting	—	2,126,182
Fiona Tan	(2)	Equity Vesting	—	1,895,424
(1)     Represents twenty-four (24) months of COBRA premiums..
(2)     Represents the market value of 50% of the unvested RSUs that would accelerate and is based on the closing price of our Class A common stock of $61.70 per share as reported on the NYSE on December 29, 2023, the last trading day of our most recently completed fiscal year.
CEO Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing disclosure regarding the ratio of the annual total compensation of Niraj Shah, our CEO, to that of our median employee. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.
We identified the median employee by examining all W-2 reported earnings and similar reported earnings for employees located in jurisdictions outside the United States, excluding our CEO, for those who were employed by us on December 31, 2023. We included all employees, whether employed on a full-time or part-time basis. This reflects an analysis of our global workforce of 14,373 active employees as of December 31, 2023.
After identifying the median employee based on reported earnings through December 31, 2023, we calculated the annual total compensation for 2023 for such employee using the same methodology we used for our NEOs as set forth in the Summary Compensation Table above.
 For 2023, the value of the annual total compensation of the median employee was $57,021. For 2023, the annual total compensation of our CEO was $225,167. The resulting ratio of the two amounts is approximately 4:1.

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Pay versus Performance
The following information is presented to disclose the relationship between executive compensation actually paid (“CAP”), as calculated under applicable SEC rules, and the company’s financial performance. As required by SEC rules, the table presented below discloses CAP for (i) the company’s principal executive officer (“PEO”), Mr. Shah, and (ii) the company’s NEOs other than Mr. Shah (collectively, “Non-PEO NEOs”), on an average basis. Total compensation for our PEO and the Non-PEO NEOs is not tied to any specific company performance measures. The amounts set forth below may vary significantly year over year due to factors such as stock price volatility, as was the case for the years presented here, particularly 2022 versus 2021. For additional information, see “Compensation Overview” and “Elements of Our Executive Compensation Program” above.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($) (1)	CAP to PEO ($) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (3)	Average CAP to Non-PEO NEOs ($) (4)	Total Shareholder Return (TSR) ($) (5)	Peer Group TSR ($) (5)	Net (Loss) Income ($ in millions) (6)
2023	225,167	225,167	3,567,542	5,552,039	68.24	168.04	(738)
2022	751,221	751,221	4,472,309	(3,451,909)	36.38	138.26	(1,331)
2021	227,271	227,271	5,650,305	2,656,235	210.16	202.49	(131)
2020	83,274	83,274	2,908,692	12,560,893	249.84	141.63	185
(1) Mr. Shah was the PEO for all four (4) years in the table.
(2) SEC rules require certain adjustments be made to the dollar amount reported in the “Total” column of the Summary Compensation Table to determine CAP, as reported in the “pay versus performance” table above. For the fiscal years presented, however, Mr. Shah did not have compensation which required adjustments from his Summary Compensation Table Total to calculate CAP, and therefore his Summary Compensation Table Total and CAP are the same:

Year	Summary Compensation Table Total for PEO ($)	Value of Equity Awards ($) (a)	Equity Award Adjustments ($) (b)	CAP to PEO ($)
2023	225,167	—	—	225,167
2022	751,221	—	—	751,221
2021	227,271	—	—	227,271
2020	83,274	—	—	83,274
(3) Represents the average Summary Compensation Table totals for NEOs other than Mr. Shah. For 2023, Messrs. Conine, Blotner, Netzer and Oblak and Mses. Gulliver and Tan were the Non-PEO NEOs. For 2022, Messrs. Conine, Fleisher, Netzer and Oblak and Mses. Gulliver and Tan were the Non-PEO NEOs and for 2021 and 2020, Messrs. Conine, Fleisher, Macri, Miller, Netzer and Oblak were the Non-PEO NEOs.
(4) Represents CAP for NEOs other than Mr. Shah. The amounts shown do not reflect the actual amount of compensation earned by or paid to the Non-PEO NEOs during the applicable year. In accordance with SEC rules, the following adjustments were made to Average Summary Compensation Table Totals for the Non-PEO NEOs for each year to determine the Average CAP to the Non-PEO NEOs:

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Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Value of Equity Awards ($)(a)	Average Equity Award Adjustments ($) (b)	Average CAP to Non-PEO NEOs ($)
2023	3,567,542	(3,325,344)	6,371,810	5,552,039
2022	4,472,309	(4,240,052)	(4,420,998)	(3,451,909)
2021	5,650,305	(5,418,746)	2,909,611	2,656,235
2020	2,908,692	(2,681,909)	14,800,932	12,560,893
(a) Represents the grant date fair value of equity-based awards, as reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
(b) The equity award adjustments for each applicable year include the following: (i) adding the year-end fair value of any equity awards granted in the covered fiscal year that were outstanding and unvested as of the end of the fiscal year; (ii) adding the amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in prior years that were outstanding and unvested as of the end of the covered fiscal year; (iii) adding, for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) adding, for awards granted in prior fiscal years for which all vesting conditions were satisfied as of the end of the covered fiscal year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative); and (v) subtracting, for awards granted in prior fiscal years that failed to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year. The valuation assumptions used to calculate fair values for these equity award adjustments did not materially differ from those disclosed at the time of grant. Accordingly, the amounts deducted or added in calculating the average equity award adjustments are as follows:

Year	Year End Fair Value of Current Year Equity Awards ($) (i)	Change in Fair Value as of Year End for Prior Year Awards Outstanding as of Year End ($) (ii)	Value as of Vesting Date for Current Year Awards That Vested in the Year ($) (iii)	Change in Value as of Vesting Date for Prior Year Awards that Vested in the Year ($) (iv)	Value as of Prior Year-End of Equity Awards Forfeited in the Year ($) (v)	Total Equity Award Adjustments ($)
2023	1,605,557	795,237	3,266,931	704,085	—	6,371,810
2022	1,752,044	(3,845,884)	596,942	(2,924,100)	—	(4,420,998)
2021	2,245,369	(1,118,208)	709,955	1,862,830	(790,335)	2,909,611
2020	2,201,648	7,566,897	1,759,741	3,272,646	—	14,800,932
(5) For purposes of calculating peer group TSR, we utilized the S&P Retail Select Industry Index. In accordance with applicable SEC rules, peer group TSR was calculated on a market capitalization weighted basis according to the respective issuers’ stock market capitalization at the beginning of each period for which a return is indicated. TSR is determined based on the value of an initial fixed investment of $100 in our Class A common stock measured on a cumulative basis from the market close on December 31, 2019, through and including the end of the fiscal year for which TSR is being presented in the table, assuming the reinvestment of any dividends.
(6) Represents net (loss) income, as reflected in the company’s audited financial statements included in our annual report on Form 10-K.
Relationship Between Pay versus Performance
The objectives of our compensation philosophy are to attract, incentivize, and retain our NEOs, reward NEO achievements, and ensure that executive compensation is meaningfully related to the creation of stockholder value. The company does not use a company performance measure or TSR or net (loss) income to determine executive compensation opportunities or outcomes. As a result, while the company is required to include TSR and net (loss) income as a comparison in our Pay Versus Performance table and the graph below, we would not necessarily expect to see alignment between our CAP and these measures.

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The chart below reflects the relationship between CAP to the PEO, the average CAP to the Non-PEO NEOs, and TSR for the fiscal years ended December 31, 2023, 2022, 2021 and 2020.

CAP and TSR
480
320
160
—
TSR
24
12
—
(12)
CAP ($ in millions)
2020
2021
2022
2023
Year Ended December 31,
Wayfair Inc.
S&P Retail Select Industry Index
Compensation Actually Paid to PEO
Compensation Actually Paid to Non-PEO NEOs

The chart below reflects the relationship between CAP to the PEO, the average CAP to the Non-PEO NEOs, and our net (loss) income for the fiscal years ended December 31, 2023, 2022, 2021 and 2020.

CAP and Net (Loss) Income
500
—
(500)
(1,000)
(1,500)
Net (Loss) Income ($ in millions)
15
10
5
—
(5)
CAP ($ in millions)
2020
2021
2022
2023
Net (Loss) Income
Compensation Actually Paid to PEO
Compensation Actually Paid to Non-PEO NEOs

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Compensation Risk
Our compensation philosophy, as detailed in the foregoing CD&A, is weighted towards providing equity awards, and we believe the equity component of our compensation program assists in protecting against excessive or unnecessary risk-taking by providing our executive officers and other employees with a strong link to our long-term performance, creating an ownership culture and helping to align the interests of our executives, our employees and our stockholders. As a result, we do not believe that the risks that may arise from our compensation programs are reasonably likely to have a material adverse effect on us.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of March 18, 2024, for:
•each of our named executive officers;
•each of our directors;
•all of our directors and executive officers as a group; and
•each holder of more than 5% of our Class A common stock or Class B common stock.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock issuable under options or warrants that are exercisable within sixty (60) days after March 18, 2024 and shares of RSUs issuable within sixty (60) days after March 18, 2024 upon vesting are deemed beneficially owned, and such shares are used in computing the percentage ownership of the person holding the options, warrants, or RSUs but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws.
Our calculation of the percentage of beneficial ownership is based on 94,737,000 shares of our Class A common stock and 25,691,295 shares of our Class B common stock outstanding as of March 18, 2024. This table is based upon information supplied by our directors, executive officers and holders of more than 5% of our Class A common stock or Class B common stock and information contained in Schedules 13D and 13G filed with the SEC. Unless otherwise indicated, the address of all listed stockholders is c/o Wayfair Inc., 4 Copley Place, Boston, MA 02116.

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Shares beneficially owned
	Class A		Class B		% Total Voting Power**
Name and address of beneficial owner	Shares	%	Shares	%
Greater than 5% Beneficial Owners:
Baillie Gifford & Co (1)	7,428,995	7.84%	—	—%	2.11%
BlackRock, Inc. (2)	5,007,948	5.29%	—	—%	1.42%
Capital World Investors (3)	12,042,210	12.71%	—	—%	3.42%
Sarah Conine (4)	100	*	1,843,144	7.17%	5.24%
FMR LLC (5)	13,945,936	14.72%	—	—%	3.97%
Entities affiliated with Prescott General Partners LLC (6)	5,741,290	6.06%	—	—%	1.63%
Nikunj Shah (7)	—	—%	1,843,112	7.17%	5.24%
The Vanguard Group (8)	8,103,947	8.55%	—	—%	2.30%
Named Executive Officers:
Niraj Shah (9)	882,794	*	12,834,108	49.96%	36.75%
Steven Conine (10)	883,860	*	12,832,948	49.95%	36.74%
Jon Blotner (11)	34,102	*	—	—%	*
Kate Gulliver (12)	75,757	*	—	—%	*
Thomas Netzer	117,841	*	—	—%	*
Stephen Oblak	272,765	*	—	—%	*
Fiona Tan (13)	109,477	*	—	—%	*
Non-Employee Directors:
Michael Choe (14)	161,623	*	—	—%	*
Andrea Jung (15)	10,273	*	—	—%	*
Michael Kumin (16)	309,985	*	—	—%	*
Jeffrey Naylor (17)	19,444	*	—	—%	*
Anke Schäferkordt (18)	10,912	*	—	—%	*
Michael E. Sneed (19)	13,213	*	—	—%	*
Jeremy King (20)	7,381	*	—	—%	*
All current executive officers and directors as a group (13 persons) (21)	2,636,662	2.78%	25,667,056	99.91%	73.74%
*     Represents beneficial ownership of less than 1% of the applicable class of our outstanding capital stock.
**     Represents the voting power with respect to all outstanding shares of our Class A common stock and Class B common stock, voting as a single class. Each share of Class A common stock is entitled to one vote per share and each share of Class B common stock is entitled to ten votes per share.
(1)This information is based solely on information reported on Amendment No. 5 to Schedule 13G filed on January 26, 2024 with the SEC on behalf of Baillie Gifford & Co. Baillie Gifford & Co. reported sole voting power with respect to 6,972,170 shares of Class A common stock and sole dispositive power over 7,428,995 shares of Class A common stock. The business address of Baillie Gifford & Co is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, UK.
(2)This information is based solely on information reported on Schedule 13G filed on January 31, 2024 with the SEC on behalf of BlackRock, Inc. BlackRock, Inc. reported sole voting power with respect to 4,593,068 shares of Class A common stock and sole dispositive power with respect to 5,007,948 shares of Class A common stock. The business address of BlackRock, Inc., 50 Hudson Yards, New York, NY 10001.
(3)This information is based solely on information reported on Amendment No. 2 to Schedule 13G filed on February 7, 2024 with the SEC on behalf of Capital World Investors. Capital World Investors reported sole voting power with respect to 12,042,210 shares of Class A common stock and sole dispositive power with respect to 12,042,210 shares of Class A common stock. The business address is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.

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(4)Consists of (a) 21,399 shares of Class B common stock held by the Steven K. Conine 2007 Irrevocable Trust, (b) 100 shares of Class A common stock held by the Steven K. Conine Non Exempt Irrevocable Trust; and (c) 1,821,745 shares of Class B common stock held by the Steven K. Conine Non Exempt Irrevocable Trust. The trustee of the Steven K. Conine 2007 Irrevocable Trust and the Steven K. Conine 2007 Non Exempt Irrevocable Trust is Sarah Conine, and she exercises voting and investment power over the shares held of record by the trusts.
(5)This information is based solely on information reported on Amendment No. 12 to Schedule 13G filed on February 8, 2024, with the SEC on behalf of FMR LLC. FMR LLC reported sole voting and dispositive power with respect to 13,945,936 shares of Class A common stock. According to the report, Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The business address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(6)This information is based solely on information reported on Amendment No. 8 to Schedule 13G filed on February 14, 2024, with the SEC on behalf of Prescott General Partners LLC, Prescott Investors Profit Sharing Trust, Thomas W. Smith, and Jason M. Pohanka. Prescott General Partners LLC reported shared voting and dispositive power with respect to 3,823,239 shares of Class A common stock, Prescott Investors Profit Sharing Trust reported sole voting and dispositive power with respect to 145,302 shares of Class A common stock; Thomas W. Smith reported sole voting and dispositive power with respect to 1,585,000 shares of Class A common stock and shared voting and dispositive power with respect to 187,100 shares of Class A common stock; and Jason M. Pohanka reported sole voting power with respect to 649 shares of Class A common stock. The business address for each of Prescott General Partners LLC, Prescott Investors Profit Sharing Trust, Thomas W. Smith, and Jason M. Pohanka is 2200 Butts Road, Suite 320, Boca Raton, Florida 33431.
(7)Consists of (a) 21,691 shares of Class B common stock held by the Niraj Shah 2007 Irrevocable Trust and (b) 1,821,421 shares of Class B common stock held by the Niraj Shah 2007 Non Exempt Irrevocable Trust. The trustee of the Niraj Shah 2007 Irrevocable Trust and the Niraj Shah 2007 Non Exempt Irrevocable Trust is Nikunj Shah, and he exercises voting and investment power over the shares held of record by the trusts.
(8)This information is based solely on information reported on Amendment No. 7 to Schedule 13 filed on February 13, 2024, with the SEC on behalf of The Vanguard Group. The Vanguard Group reported shared voting power with respect to 35,885 shares of Class A common stock, sole dispositive power with respect to 7,977,722 shares of Class A common stock and shared dispositive power with respect to 126,225 shares of Class A common stock. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(9)Consists of (a) 249,137 shares of Class A common stock, (b) 10,990,996 shares of Class B common stock held by Mr. Shah, (c) the shares described in footnote 7 above, which are held by entities affiliated with Mr. Shah, (d) 610,800 shares of Class A common stock held by the Shah Charitable Foundation, of which Mr. Shah’s spouse is President and (e) 22,857 shares of Class A common stock held by SK Ventures LLC, of which Mr. Shah is a member. The trustee of the trusts described in footnote 7 above is Nikunj Shah, and he exercises voting and investment power over the shares held of record by the trusts.
(10)Consists of (a) 249,073 shares of Class A common stock, (b) 10,989,804 shares of Class B common stock held by Mr. Conine, (c) the shares described in footnote 4 above, which are held by entities affiliated with Mr. Conine, (d) 611,830 shares of Class A common stock held by the Conine Family Foundation, of which Mr. Conine’s spouse is President and (e) 22,857 shares of Class A common stock held by SK Ventures LLC, of which Mr. Conine is a member. The trustee of the trusts described in footnote 4 above is Sarah Conine, and she exercises voting and investment power over the shares held of record by the trusts.
(11)Consists of (a) 32,118 shares of Class A common stock and (b) RSUs that will convert into 1,984 shares of Class A common stock within 60 days of March 18, 2024.

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(12)Consists of (a) 71,327 shares of Class A common stock and (b) RSUs that will convert into 4,430 shares of Class A common stock within 60 days of March 18, 2024.
(13)Consists of (a) 26,947 shares of Class A common stock, (b) 77,238 shares of Class A common stock held indirectly by Ms. Tan via a revocable trust of which Ms. Tan is the trustee and (c) RSUs that will convert into 5,292 shares of Class A common stock within 60 days of March 18, 2024
(14)Consists of (a) 159,867 shares of Class A Common stock and (b) RSUs that will convert into 1,756 shares of Class A common stock within 60 days of March 18, 2024. Does not include 8,887 shares of Class A common stock that are held in an irrevocable trust as to which Mr. Choe disclaims beneficial ownership, except to the extent of his pecuniary interest, if any, therein.
(15)Consists of (a) 9,509 shares of Class A common stock and (b) RSUs that will convert into 764 shares of Class A common stock within 60 days of March 18, 2024.
(16)Consists of (a) 248,941 shares of Class A common stock held directly by Mr. Kumin, (b) RSUs that will convert into 1,044 shares of Class A common stock within 60 days of March 18, 2024, (c) 4,000 shares of Class A common stock held indirectly by Mr. Kumin via a retirement trust, and (d) 56,000 shares of Class A common stock held indirectly by Mr. Kumin via TOF Capital of which Mr. Kumin is the managing member.
(17)Consists of (a) 18,400 shares of Class A common stock and (b) RSUs that will convert into 1,044 shares of Class A common stock within 60 days of March 18, 2024.
(18)Consists of (a) 9,568 shares of Class A common stock and (b) RSUs that will convert into 1,344 shares of Class A common stock within 60 days of March 18, 2024.
(19)Consists of (a) 11,869 shares of Class A common stock and (b) RSUs that will convert into 1,344 shares of Class A common stock within 60 days of March 18, 2024.
(20)Consists of (a) 6,617 shares of Class A common stock and (b) RSUs that will convert into 764 shares of Class A common stock within 60 days of March 18, 2024.
(21)Consists of (a) 2,616,896 shares of Class A common stock, (b) 25,667,056 shares of Class B common stock and (c) RSUs that will convert into 19,766 shares of Class A common stock within 60 days of March 18, 2024.

49

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the company’s directors and executive officers, and persons who own more than 10% of a registered class of the company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the company with copies of all Section 16(a) forms they file.
To the company’s knowledge, based solely on a review of the copies of such reports furnished to the company and written representations that no other reports were required, during the fiscal year ended December 31, 2023, all our officers, directors and greater than 10% stockholders complied with filing requirements under Section 16(a) of the Exchange Act, except that a late Form 4 filing was made by Ms. Tan on March 25, 2024 to report a transfer of 77,238 shares to a revocable trust of which Ms. Tan is the trustee on August 17, 2023, due to an administrative error.

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ADDITIONAL INFORMATION
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
Brokers, banks or other nominees with account holders who are Wayfair stockholders may be “householding” our proxy materials. A single Notice or proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other nominee that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker, bank or other nominee the company that you no longer wish to participate in “householding.”
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, bank or other nominee, (2) direct your written request to: Wayfair Inc., 4 Copley Place, Boston, MA 02116, Attention: Secretary, or (3) contact our Investor Relations department by email at IR@wayfair.com. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.
Other Matters
As of the date of this proxy statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.
Annual Reports
The 2023 Annual Report to Stockholders is available at the Investor Relations section of our website, located at investor.wayfair.com. Requests for copies of our 2023 Annual Report to Stockholders may also be directed to the Secretary, Wayfair Inc., 4 Copley Place, Boston, MA 02116.
We have filed our 2023 Form 10-K with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a Wayfair stockholder, we will mail without charge a copy of our 2023 Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the 2023 Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary, Wayfair Inc., 4 Copley Place, Boston, MA 02116.

By Order of the Board of Directors,

Enrique Colbert General Counsel and Secretary
March 29, 2024

51

wayfair®
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ThinQ

ALLMODERN BIRCH LN JOSS & MAIN PERIGOLD

wayfair

WAYFAIR INC.
4 COPLEY PLACE
BOSTON, MA 02116

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the Meeting via live audio webcast on the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PROXYVOTE APP
Download the app from the App Store or Google Play, scan or enter the control number and vote. Once you have created your profile you'll see nearly all of your available proxies in one place.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V30887-P06000

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WAYFAIR INC.

The Board of Directors recommends you vote FOR the following proposal:

1. Election of Eight Directors

Nominees:	**For**	**Abstain**
1a. Niraj Shah	☐	☐
1b. Steven Conine	☐	☐
1c. Andrea Jung	☐	☐
1d. Jeremy King	☐	☐
1e. Michael Kumin	☐	☐
1f. Jeffrey Naylor	☐	☐
1g. Anke Schäferkordt	☐	☐
1h. Michael E. Sneed	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2024.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V30888-P06000

WAYFAIR INC.
Annual Meeting of Stockholders
May 14, 2024, 10:00 AM Eastern Time
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints Niraj Shah, Kate Gulliver, Enrique Colbert and Andrew Oliver, or any one of them, as proxies, each with the power to appoint his or her substitute and to act alone, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Wayfair Inc. that the undersigned stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Eastern Time, on May 14, 2024, virtually at www.virtualshareholdermeeting.com/wayfair2024, and any adjournment or postponement thereof. All previous proxies are hereby revoked.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side